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                                                                   EXHIBIT 4.1.1

                           ALCAN ALUMINUM CORPORATION

                         HOURLY EMPLOYEES' SAVINGS PLAN

                           (Amendment and Restatement

                   Generally Effective as of January 1, 2000)

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                                    FOREWORD

Effective as of October 28, 1987, Alcan Aluminum Corporation adopted the Alcan Aluminum Corporation Hourly Employees' Savings Plan (the "Plan") for the benefit of Eligible Employees.

Since its inception, the Plan has been amended from time to time, and was most recently amended and restated, generally effective September 1, 1997 (except as otherwise specifically provided herein, including, without limitation, Appendix G hereto) to reflect changes in the administration of the Plan and to make certain other changes. The Plan is again amended and restated, generally effective January 1, 2000, to further reflect the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Tax Reform Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and other new laws, and to make certain other changes.

This restatement is generally effective January 1, 2000. Except as the text may provide otherwise, the terms and provisions of the Plan as hereinafter set forth and as it hereafter may be amended from time to time, establish the rights and obligations with respect to the operation of the Plan and all transactions hereunder on and after January 1, 2000, or, to the extent that the new laws referred to above require an earlier effective date for a specific provision hereof, such earlier date. This restatement shall not, however, be construed to cause a retroactive increase or decrease in the amount of any contributions previously allocated under the prior terms of this Plan with respect to Participants whose employment terminated before January 1, 2000, except as expressly provided otherwise.

The Plan in its entirety is intended to be a profit sharing plan and a qualified cash and deferred arrangement and to comply with the provisions of Sections 401(a) and 401(k) of the Code. The adoption of this restatement of the Plan is expressly conditioned upon receipt of a favorable determination letter from the Internal Revenue Service with respect to the Plan as restated in this document.

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            Alcan Aluminum Corporation Hourly Employees' Savings Plan

      (Amendment and Restatement Generally Effective as of January 1, 2000)

                                Table of Contents

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ARTICLE                                                                                                        PAGE
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
FOREWORD...................................................................................................      1

ARTICLE 1         DEFINITIONS..............................................................................      1

ARTICLE 2         ELIGIBILITY AND PARTICIPATION............................................................      9

ARTICLE 3         AFTER-TAX CONTRIBUTIONS AND BEFORE-TAX CONTRIBUTIONS.....................................     13

ARTICLE 4         EMPLOYER CONTRIBUTIONS...................................................................     21

ARTICLE 5         INVESTMENT OF CONTRIBUTIONS..............................................................     25

ARTICLE 6         VALUATION................................................................................     30

ARTICLE 7         VESTING..................................................................................     31

ARTICLE 8         WITHDRAWALS..............................................................................     32

ARTICLE 9         DISTRIBUTIONS ON TERMINATION OF EMPLOYMENT...............................................     36

ARTICLE 10        MISCELLANEOUS............................................................................     40

ARTICLE 11        FIDUCIARY AND ADMINISTRATION.............................................................     44

ARTICLE 12        MANAGEMENT OF THE TRUST FUND.............................................................     49

ARTICLE 13        AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.......................................     51

ARTICLE 14        PARTICIPATION IN PLAN BY SUBSIDIARY OR AFFILIATED COMPANY................................     53

ARTICLE 15        LOANS TO PARTICIPANTS....................................................................     54

ARTICLE 16        ROLLOVERS AND TRANSFERS..................................................................     59

ARTICLE 17        IN EVENT PLAN BECOMES TOP-HEAVY..........................................................     61

APPENDIX A         ADOPTION TERMS AND CONDITIONS...........................................................     64

APPENDIX B        TEMPORARY PROVISIONS AND RESTRICTIONS WITH RESPECT TO CERTAIN TRANSACTIONS...............     72

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                                    ARTICLE 1

                                   Definitions

The following words and phrases, as used herein, shall have the following meanings unless a different meaning is plainly required by the context. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience are defined as they are introduced into the text.

1.1 "Accounts" means a Participant's After-Tax Account, Basic Account, Before-Tax Account, Qualified Contributions Account, Rollover Account and any other account established pursuant to an Appendix attached hereto.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific section of the Act, regulations or pronouncements, such reference shall be deemed to include any successor provisions having the same or a similar purpose.

1.3 "Affiliated Company" means (a) Alcan Inc. (or for periods prior to March 1, 2001, Alcan Aluminium Limited), (b) any corporation affiliated therewith through more than 50% ownership, (c) any corporation, trade or business designated by the Corporation to be an Affiliated Company of the Corporation, and (d) any Employer or any other member of the Corporate Group.

1.4 "After-Tax Account" means the Account to which the Participant's After-Tax Contributions are credited, as adjusted in accordance with Article 6.

1.5 "After-Tax Contributions" means the contributions of a Participant by means of payroll deductions from the Participant's Compensation after applicable income taxes pursuant to Section 3.1.

1.6 "Alternate Payee" means a person who has or may potentially have a right, pursuant to a Qualified Domestic Relations Order, to receive all or a portion of the benefits payable under the Plan with respect to a Participant.

1.7 "Appropriate Form" means the form provided or prescribed by the Plan Administrator for the particular purpose.

1.8 "Basic Account" means the account maintained for a Participant to which is credited the Basic Contributions, if any, made on account of the Participant, as adjusted in accordance with Article 6.

1.9 "Basic Contributions" means the contributions of an Employer, if any, pursuant to Section 4.1. (See Appendices attached to this Plan.)

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1.10  "Before-Tax Account" means the Account maintained for a Participant to which Before-Tax Contributions are credited, as adjusted in accordance with Article 6.

1.11 "Before-Tax Contributions" means the contributions made by the Employer pursuant to an election by a Participant to reduce any Compensation and/or Special Compensation otherwise currently payable to the Participant by an equal amount in accordance with the provisions of Section 3.2.

1.12 "Beneficiary" means a beneficiary or beneficiaries entitled to receive any benefits payable after the death of the Participant, as provided in
      Section 2.5.

1.13  "Board" means the Board of Directors of the Corporation.

1.14 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific section of the Code, regulations or pronouncements, such reference shall be deemed to include any successor provisions having the same or a similar purpose.

1.15 "Compensation" means direct compensation of a continuing nature paid to an Eligible Employee during any payroll period by an Employer or Employers. Compensation includes, but is not limited to, regular base pay, incentive program pay, overtime and other premium pay, lump sums which are paid after January 1, 1989 in lieu of salary or wage increases to each member of a defined group in a way which does not discriminate in favor of highly paid Employees, and amounts contributed by compensation reduction and deferral to the Plan and to any plan under Section 125 or 132(f)(4) of the Code. Compensation excludes, but the exclusion is not limited to, pay on the inactive payroll, Special Compensation as defined herein, gain sharing or similar payments (whether or not designated as Special Compensation), and vacation pay made in a lump sum because of termination.

      The amount of Compensation which, on an aggregate basis together with Special Compensation, is taken into account hereunder shall not be in excess of $170,000 for the Plan Year beginning January 1, 2000, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of Section 401(a)(17) of the Code. For any period shorter than a full Plan Year, the applicable limitation set forth in the immediately preceding sentence shall be multiplied by a fraction, the numerator of which is the number of months in such period, and the denominator of which is twelve.

1.16 "Corporate Group" means the Corporation, any other Employer, and any other company which is related to the Corporation or any other Employer as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, as a trade or business under common control in accordance with Section 414(c) of the Code, as an affiliated service group in accordance with Section 414(m) of the Code, or in any other manner in accordance with Section 414(o) of the Code. For the purposes under the Plan of determining a person's period of employment, each such other company shall be included in the Corporate

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      Group only for such period or periods during which such other company is a member of such controlled group, under such common control, an affiliated service group or otherwise required to be aggregated, except as is designated pursuant to Section 14.2.

1.17 "Corporation" means Alcan Aluminum Corporation and any successor to such corporation by merger, or any other corporation or business entity which agrees to assume the position of Corporation hereunder.

1.18 "Disability" means disablement by disease or accidental bodily injury which prevents a person from performing any and every duty of his normal occupation, as determined by the Plan Administrator pursuant to uniform and nondiscriminatory rules, and which has lasted continuously for a six-month period.

1.19 "Domestic Relations Order" means any judgment, decree or order as defined in Section 414(p)(1)(B) of the Code.

1.20 "Effective Date" means October 28, 1987. The general effective date of this amendment and restatement is January 1, 2000.

1.21 "Eligible Employee" means an Employee who is: (a) regularly employed on a full-time basis on the active payroll by an Employer or by another member of the Corporate Group at a unit or division designated for participation in the Plan by the board of directors of such Employer, all in the manner and subject to the conditions contemplated under Articles 2 and 14 and any applicable Appendix; or (b) employed on a part-time or temporary basis on the active payroll by an Employer at a unit or division so designated for participation in the Plan but only as and when such Employee has completed a one-year period of Service, commencing with the date the individual first performed an hour of service within the meaning of 29 CFR Section 2530.200b-2(a)(1) (which is incorporated herein by this reference) for any Affiliated Company or Predecessor Company. In no event, however, shall a person constitute an Eligible Employee who (i) is not paid from the active payroll of an Employer or any other member of the Corporate Group, (ii) is employed in accordance with an oral or written employment, consulting or other agreement or arrangement, the terms and conditions of which directly or indirectly preclude his participation in this Plan, or (iii) is treated as an Employee of the Employer or other member of the Corporate Group solely by reason of being an Leased Person, or otherwise performs services for an Employer or member of the Corporate Group pursuant to an arrangement between such Employer or Corporate Group member and any other third party (including without limitation a leasing organization or temporary agency).

      Notwithstanding the foregoing, only an Employee who is represented by a collective bargaining agent recognized by an Employer shall be deemed to be an `Eligible Employee' and only after such status results as a term or condition of the collective bargaining agreement between such collective bargaining agent and the Employer. Any such Employee represented by a collective bargaining agent shall be entitled to participate in the Plan only to the extent and on the terms and conditions specified in such collective

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      bargaining agreement.

1.22 "Employee" means any common law employee or Leased Person of an Employer. The word "Employee" does not include any person who is categorized by an Employer or any Affiliated Company solely as a director or independent contractor or otherwise self-employed individual. In the event that a person renders service to an Employer or any Affiliated Company as a common law employee and in another capacity as a director, an independent contractor or otherwise as a self-employed individual, he shall be considered to be an Employee hereunder only in his capacity as a common law employee.

1.23 "Employer" means the Corporation and any entity which is an Affiliated Company pursuant to subsections (a), (b) or (c) of Section 1.3, which entity is designated an Employer by the Board and adopts the Plan as provided in Article 14 hereof.

1.24 "Entry Date" means, except as otherwise set forth in any Appendix hereto, the first day of any calendar month. (For the date participation may commence for an Eligible Employee, see Section 2.2 of this Plan.)

1.25 "Highly Compensated Employee" or "HCE" means for any Plan Year, an Employee who performs services for an Employer during the Plan Year and who (i) during the twelve-month period immediately preceding the first day of the Plan Year (the "Look Back Year") had compensation (as defined in
      Section 414(q)(4) of the Code) in excess of $85,000 for the calendar year beginning January 1, 2000 (or such other amount determined from time to time under Section 414(q)(1) of the Code), or (ii) is a 5% owner of an Employer (as defined in Section 416(i)(1) of the Code) at any time during the Plan Year or the Look Back Year; provided, however, that as used in
      Section 3.2, the term HCE shall mean those persons determined as of the first day of a Plan Year to be such regardless of any changes in the compensation of such persons or other persons during any other portion of the Plan Year. The determination of who is an HCE, will be made in accordance with Section 414(q) of the Code.

1.26 "Home Loan" means a Loan used to acquire, but not to construct, any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

1.27 "Leased Person" means any individual (other than a common law employee of an Employer or an Affiliated Company) who, pursuant to an agreement between the Employer or Affiliated Company and any other person or leasing organization ("Leasing Organization") has performed services for the Employer or Affiliated Company (or for related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the Employer or Affiliated Company. Contributions or benefits provided to a Leased Person by the Leasing Organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

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1.28  "Loan" means a loan to a Participant from the Plan pursuant to Article 15.

1.29 "Loan Valuation Date" means the Valuation Date as of which the amount of a Loan shall be established and as of which the Loan amounts shall be withdrawn from a Participant's Accounts and credited to his Outstanding Loan Balance.

1.30 "Military Service" means duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the Employee serves not more than one voluntary enlistment or tour of duty, and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty.

1.31  "Outstanding Loan Balance" means the account maintained in accordance with
      Section 15.5(d) to record the balance of Loans to a Participant outstanding from time to time.

1.32  "Participant" means an Eligible Employee who is included in the Plan under
      Article 2 or a former Eligible Employee whose Accounts have not been fully distributed.

1.33 "Plan" means the Alcan Aluminum Corporation Hourly Employees' Savings Plan, as herein set forth or as it may be amended from time to time; such term will also include the Plan as it was in established on October 28, 1987 and any later amendments thereto.

1.34 "Plan Administrator" means the Alcancorp Employee Benefits Committee, acting in its capacity as plan administrator of the Plan as described in the Act, or any successor plan administrator appointed by the Corporation.

1.35  "Plan Year" means the calendar year.

1.36 "Predecessor Company" means any company or other entity that is not an Affiliated Company and the operations of which, in whole or in part, are acquired by an Affiliated Company or by a Predecessor Company, but only in relation to the acquisition of those operations and provided that the company or other entity the operations of which are acquired does not become an Affiliated Company upon such acquisition.

1.37 "QDRO Balance" means the account maintained under the Plan for the benefit of an Alternate Payee pursuant to Section 10.2(b).

1.38 "QDRO Rules and Procedures" means the rules and procedures established by the Plan Administrator for the treatment of any Domestic Relations Order in respect of a Participant's benefits under the Plan.

1.39 "Qualified Contributions" means Employer contributions made to the Trust Fund pursuant to Section 4.4.

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1.40  "Qualified Contributions Account" means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Qualified Contributions made on his behalf, as adjusted in accordance with
      Article 6.

1.41 "Qualified Domestic Relations Order" means a Domestic Relations Order as defined in Section 414(p)(1)(A) of the Code.

1.42 "Rollover Account" means the Account maintained for a Participant to which Rollover Contributions are credited, as adjusted in accordance with
      Article 6.

1.43 "Rollover Contributions" means the contributions of a Participant pursuant to the provisions of Article 16.

1.44 "Service" means the aggregate of all periods of a Participant's employment with an Affiliated Company or Predecessor Company since the Participant's original date of hire by an Affiliated Company or Predecessor Company or by another member of the Corporate Group with respect to which the Participant is treated as an Employee. Service shall include:

      (i) all periods of authorized leave of absence not in excess of two years, and

      (ii) in the case of a Participant whose employment terminates for any reason other than quit, discharge, an approved leave of absence immediately after which the Participant resumes employment, or death and such Participant is not reemployed by an Affiliated Company on or prior to the first anniversary date of such termination, a period of one year from the date of such termination; provided, however, that (A) if during such one-year period, the Participant quits, is discharged, retires, or dies, Service shall include only the time elapsing between the date of such termination and the date the Participant quits, is discharged, retires, or dies and (B) on and after January 1, 1985, if the absence of a Participant for a period exceeding one year is due to a Maternity Absence (as defined below), then the Participant shall be deemed to have terminated employment on the second anniversary of the first date of such absence and the period between the first and second anniversaries of such first date of absence shall not be treated as a period of Service or a period of absence.

      For purposes of determining Service, the term "Maternity Absence" means an absence because of the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child by the Participant in connection with the adoption of a child by the Participant or for the purpose of caring for such child for a period immediately following such a birth or placement. No Maternity Absence shall be deemed to exist unless the Participant timely provides the Plan Administrator with sufficient information to establish the reason for the Participant's absence from active employment.

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      If a Participant terminates employment and is re-employed by any
      Affiliated Company or Predecessor Company within the same calendar year, he shall be deemed not to have terminated employment during such year.

      If a person who is treated as a Leased Person for purposes of the Plan subsequently becomes an Eligible Employee, then such person's Service shall be determined as if such person had been employed by an Employer during the entire period for which such person had performed services for an Employer but had not been employed by an Employer. The service credit provisions of the Plan are intended to, and shall be construed to, include any Service necessary to satisfy Section 414(u) of the Code, which, as applicable to this Plan, generally provides for certain periods of qualified Military Service to constitute, upon a Participant's reemployment, Service hereunder.

1.45 "Special Compensation" means any payment designated as such by an Employer with respect to an Eligible Employee that is paid by the Employer in addition to the Eligible Employee's Compensation, but not in excess of the amount which together with such Eligible Employee's Compensation would exceed $170,000 for the Plan Year beginning January 1, 2000, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of Section 401(a)(17) of the Code. For any period shorter than a full Plan Year, the applicable limitation set forth in the immediately preceding sentence shall be multiplied by a fraction, the numerator of which is the number of months in such period, and the denominator of which is twelve.

1.46 "Trust Agreement" means (collectively and individually) the trust agreement(s), group insurance contract(s) or other funding vehicle agreement(s) or arrangement(s), as amended from time to time, between the Corporation and one or more individuals or entities providing for the holding, investment and administration of the assets of the Plan.

1.47 "Trust Fund" means the assets of the Plan, as held by the Trustee under the provisions of the Trust Agreement. Except as otherwise indicated herein, all assets of the Trust Fund shall be available to satisfy any benefit claims, expenses or other liabilities of the Plan.

1.48 "Trustee" means (collectively, or as appropriate to the context, individually) one or more individuals or entities acting as trustee, insurance company or other entity holding assets of the Plan from time to time under the Trust Agreement.

1.49 "Valuation Date" means each day the New York Stock Exchange is open for business, or such other date(s) as the Plan Administrator shall specify.

1.50  "Value" means the value of a Participant's Account as determined under
      Article 6 as of the applicable Valuation Date.

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The masculine pronoun, whenever used herein, shall include the feminine pronoun, and the singular shall include the plural.

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                                    ARTICLE 2

                          Eligibility and Participation

2.1   Participation

      (a) Generally. An Eligible Employee's eligibility for participation in the Plan and the benefits which shall be available to him as a Participant shall be determined by the Employer with respect to each class of Eligible Employees as set forth in the Instrument of Adoption executed by the Employer and attached as an Appendix hereto. Participation shall be either on the basis described under Paragraph (b) or (c) of this Section 2.1 as determined by the Employer as aforesaid.

      (b) Basic Mandatory Participation. In the event that an Employer has agreed to contribute to the Plan as provided under Section 4 with respect to a designated class of Eligible Employees, each Eligible Employee in such class who has satisfied all requirements for eligibility under the applicable Appendix shall automatically become a Participant in the Plan; provided, however, that the allocation of Basic Contributions in respect of any such Participant shall be conditioned on the completion of such Appropriate Forms as the Plan Administrator may reasonably require.

            An Eligible Employee who has become a Participant in accordance with the provisions of this Section 2.1(b) shall, in addition to any entitlement under the preceding paragraph, be entitled, but shall not be required, to make or cause to be made on his account After-Tax Contributions or Before-Tax Contributions.

      (c) Voluntary Participation. In the event that an Employer has adopted the Plan with respect to a designated class of Eligible Employees but has not agreed to contribute as provided under Section 4, each Eligible Employee in such class who has satisfied all requirements for eligibility under the applicable Appendix shall be entitled, but shall not be required, to elect to participate in the Plan and, as such Participant, to make or cause to be made on his account After-Tax Contributions or Before-Tax Contributions. Such Eligible Employee may become a Participant by filing the Appropriate Form or Forms as the Plan Administrator shall prescribe.

2.2   Date Participation Commences

      On or after the Effective Date, an Eligible Employee who is eligible to participate in the Plan pursuant to the terms of an Appendix shall become a Participant on the Entry Date occurring as soon as practicable after he has fulfilled all requirements for eligibility (including execution of any applicable Appropriate

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      Forms), in accordance with the terms of this Article 2 and such Appendix, unless the Appendix shall provide for a different date for commencement of participation.

2.3   Plan Enrollment

      An Eligible Employee who is eligible to participate in the Plan pursuant to the terms of an Appendix may become a Participant by filing the Appropriate Form or Forms with the Plan Administrator, as indicated in
      Section 2.1, or in such other manner as the Plan Administrator may prescribe, within such time period as the Plan Administrator shall prescribe.

2.4   Requirements of Plan Enrollment

      The Eligible Employee who is eligible to participate in the Plan pursuant to the terms of an Appendix, in complying with Sections 2.1 and 2.3, shall
      (i) authorize the deduction by his Employer from his Compensation for After-Tax Contributions pursuant to Section 3.1 and/or the reduction in his Compensation and/or Special Compensation for Before-Tax Contribution pursuant to Section 3.2 (any such authorization or authorizations shall be deemed to be continuing authorizations until changed by notice to the Plan Administrator on the Appropriate Form or in such manner as the Plan Administrator may prescribe), (ii) agree to the terms of the Plan, (iii) specify marital status and agree to keep the Plan Administrator informed of any change in marital status, (iv) make an investment election in accordance with Section 5.2 and (v) indicate, to the extent and in such manner as the Plan Administrator may from time to time direct, whether he participates or has participated in any plan or plans (other than the Plan) permitting employee tax-deferred contributions and state the total amount of any such contributions made by him for the calendar year in which he complies with Section 2.3. In addition to any other limitation imposed pursuant to Section 402(g) of the Code, the Plan Administrator may limit the amount of the Before-Tax Contributions of any Participant who has made tax-deferred contributions to any plan (other than the Plan) in any calendar year for which the Participant elects to make Before-Tax Contributions to the Plan.

2.5   Beneficiary Designation

      The Participant's surviving spouse shall be the Beneficiary entitled to receive all benefits payable on the death of the Participant; provided, however, that if there is no surviving spouse, or if the surviving spouse had consented in writing to the designation of another Beneficiary or Beneficiaries, which consent acknowledged the effect of such designation, and which consent was witnessed by a notary public, the Participant may designate another Beneficiary by completing an Appropriate Form or in such manner as the Plan Administrator may prescribe. The Plan Administrator may allow for such a consent to expressly

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      permit the Participant to change the designated Beneficiary without the spouse's further consent, provided that such consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary. If there is no surviving spouse or other properly designated surviving Beneficiary, payment of benefits on the death of the Participant shall be made to the Participant's executor or administrator.

2.6   Suspension of Participation Due to Transfer to Non-Covered Status

      (a) If a Participant who ceases to be an Eligible Employee who is eligible to participate in the Plan pursuant to the terms of an Appendix continues in the employ of an Affiliated Company, he shall be deemed to be a suspended Participant until the resumption of his status as such an Eligible Employee. The provisions of the Plan shall continue to apply to such a Participant except that:

            (i) no final distribution of his Accounts pursuant to Article 9 shall occur as long as he so remains in the employ of an Affiliated Company; and

            (ii) during the period of his suspension, the Participant may not make After-Tax Contributions under the Plan, no Before-Tax Contributions shall be made by his Employer on his behalf, no allocation of contributions under Article 4 shall be made to his Basic Account, and the Participant may not borrow from the Plan as otherwise permitted under Article 15.

      (b) If and when the suspended Participant again becomes an Eligible Employee who is eligible to participate in the Plan pursuant to the terms of an Appendix, he may, subject to the provisions of Article 3, resume making After-Tax Contributions or having Before-Tax Contributions made on his behalf, or both, as of any Entry Date thereafter by giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe within such time period prior to such Entry Date as the Plan Administrator shall prescribe for the Plan.

      (c) If the suspended Participant remains an Employee of the Corporation and is a member of a group that is covered by another 401(k) savings plan maintained by the Corporation or a Related Company, the Participant may, with the consent of the Plan Administrator and the plan administrator of the new plan, transfer his plan assets, plan loans, and loan repayment schedule to the new plan by completing the Appropriate Form or Forms.

2.7   Participation Upon Re-employment

      A Participant who terminates employment with an Employer will re-enter the Plan immediately upon return to employment with an Employer. Such a Participant may, pursuant to the provisions of Article 3 and subject to filing the Appropriate Forms with Plan Administrator, commence making After-Tax Contributions or Before-Tax Contributions, or both, beginning to the extent practicable with the paydate which coincides with or next follows the first day of the month after the Participant is reemployed. An Employee who satisfies the Plan's eligibility conditions but who terminates employment with an Employer prior to entering the Plan will become a Participant on the Entry Date following the date the Employee returns to employment with an Employer, provided he executes all applicable Appropriate Forms. An Employee who terminates employment prior to satisfying the Plan's eligibility conditions and later returns to employment with an Employer shall become a Participant after satisfaction of the general eligibility and participation requirements of the Plan.

                                    ARTICLE 3

                After-Tax Contributions; Before-Tax Contributions

3.1   Participant's After-Tax Contributions

      Subject to the limitations of Section 4.3, each Participant may elect to contribute to the Plan, on an after-tax basis, by means of payroll deduction from his Compensation, an integral percentage of up to 30% (16% prior to January 1, 2002), of such Compensation, such payroll deductions to commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. Participant contributions to the Plan pursuant to this Section 3.1 are After-Tax Contributions. If Before-Tax Contributions pursuant to Section 3.2 are made with respect to the Participant, then the rate of After-Tax Contributions under this Section 3.1 shall not exceed 30% (16% prior to January 1, 2002), minus the rate of Before-Tax Contributions with respect to the Participant for the same payroll period.

      After-Tax Contributions pursuant to this Section 3.1 shall be transferred to the Trustee as soon as administratively practicable, but in all events within 15 days after the end of the month in which such contributions are withheld from the Participant's Compensation.

3.2   Before-Tax Contributions

      Subject to the limits of Sections 3.6, 4.3 and this Section, a Participant may elect to have an integral percentage of up to 30% (16% prior to January 1, 2002) of the Compensation otherwise payable to him by the Employer after the effective date of his election constitute a Before-Tax Contribution hereunder and have the Employer or collective bargaining agent reduce his Compensation by the amount of such Before-Tax Contribution and transfer such Before-Tax Contribution instead to the Trustee.

      In addition, but also subject to such limits, a Participant may elect to have any Special Compensation, otherwise payable to him reduced by 25%, 50%, 75% or 100% and have the Employer make a contribution to the Trustee in an amount equal to such Before-Tax Contribution. However, in the event that the portion of the Special Compensation which the Participant has elected to receive in cash is not sufficient to pay any federal, state, local or other payroll or withholding taxes due or payable as a result of the entire Special Compensation payment, the Employer or Plan Administrator shall reduce the amount contributed to the Trustee on behalf of the Participant by the amount necessary to fully pay any such taxes, and the Participant shall be deemed to have elected to have only such net amount contributed as a Before-Tax Contribution hereunder.

      Payroll deferrals shall commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. The deposit of Before-Tax Contributions shall be made no later than the 15th day of the calendar month next following the month in which the cash Compensation or Special Compensation with respect to which such reduction is effective would have been paid.

      Before-Tax Contributions shall be such integral percentage of the Participant's Compensation or Special Compensation as the Participant shall have designated but not to exceed the maximum percentage applicable for the Plan Year with respect to such Compensation or Special Compensation as determined by the Plan Administrator, separately for HCEs and all other Participants; provided, however, that in no event shall the amount of a Participant's Before-Tax Contributions exceed $10,500 for the Plan Year beginning on or after January 1, 2000, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of Section 402(g) of the Code.

3.3   Voluntary Suspension

      A Participant may voluntarily suspend his After-Tax Contributions pursuant to Section 3.1 or the Before-Tax Contributions on his behalf pursuant to
      Section 3.2. To the extent practicable, any such suspension shall be effective as of the first paydate which coincides with or next follows any Entry Date by the Participant giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe prior to such Entry Date. A Participant may resume his After-Tax Contributions or cause Before-Tax Contributions on his behalf to be resumed by giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe, such resumption to be effective as of the first paydate next following such notification to the Plan Administrator or as soon as practicable thereafter.

3.4   Change in Contribution Rate

      A Participant may increase or decrease the amount of his After-Tax Contributions pursuant to Section 3.1 or the amount of Before-Tax Contributions pursuant to Section 3.2. To the extent practicable, any such change shall be effective as of the first paydate which next follows any Entry Date by the Participant giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe prior to such Entry Date. Notwithstanding the foregoing provisions of this Section 3.4, in the event that the Before-Tax Contributions of a Participant equal $10,500 for the Plan Year beginning on January 1, 2000, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of Section 402(g) of the Code, such Participant shall be deemed to have elected to commence to make After-Tax Contributions pursuant to Section 3.1 at the percentage rate then in effect with respect to the Participant's Before-Tax Contributions immediately prior to such deemed election, except as otherwise provided by procedures established by the Plan Administrator. When any modification in the manner of contribution becomes effective under a deemed election under the preceding sentence any affected elections previously in effect with respect to the Participant shall also be deemed to have been appropriately adjusted to conform to the deemed election contemplated under the preceding sentence. Any such deemed election (whether in the manner of contribution or otherwise) shall remain in effect with respect to the Participant until the January 1 immediately following the effective date of the deemed election. Effective on such January 1, the Participant will have to make another election to reinstate the manner of contribution in effect immediately prior to any such deemed election or the Plan Administrator may reinstate the election in force before the dollar limit was reached, under such procedures as the Plan Administrator shall deem appropriate.

3.5   Authority of Plan Administrator to Establish Dates

      Without limitation of the authority of the Plan Administrator under any other provision of the Plan, the Plan Administrator may establish the first date on which Participants may exercise their rights under Sections
      3.3 and 3.4 and the length of the notification periods required for such exercise.

3.6   Limitation on Before-Tax Contributions

      (a) Notwithstanding the foregoing provisions of this Article 3, the Plan Administrator shall limit the amount of Before-Tax Contributions made on behalf of each Eligible Employee who is an HCE for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

            (i) the "Current Year Actual Deferral Percentage" (as hereinafter defined) for the group of Eligible Employees who are HCEs is not more than the "Prior Year Actual Deferral Percentage" of all other Eligible Employees multiplied by 1.25; or

            (ii) the excess of the Current Year Actual Deferral Percentage for the group of Eligible Employees who are HCEs over the Prior Year Actual Deferral Percentage of all other Eligible Employees is not more than two percentage points, and the Current Year Actual Deferral Percentage for the group of Eligible Employees who are HCEs is not more than the Prior Year Actual Deferral Percentage of all other Eligible Employees multiplied by 2.0.

            Notwithstanding the provisions in subparagraphs (i) and (ii) above, the Corporation may elect, subject to the limitations described in Internal Revenue Service Notice 98-1, to perform the tests using the Current Year Actual Deferral Percentage for all Eligible Employees who are not HCEs rather than the Prior Year Actual Deferral Percentage. For Plan Years including and prior to the

            2001 Plan Year, the Plan had no HCEs and, thus, the Corporation made no election with respect to using the Current Year Actual Deferral Percentage for Eligible Employees who were not HCEs.

      (b) For purposes of this Section 3.6, the term (i) "Actual Deferral Percentage" shall mean, for any specified group of Eligible Employees for any Plan Year, the average of such Eligible Employees' Deferral Percentages (as defined below) for such Plan Year, (ii) "Current Year Actual Deferral Percentage" shall mean, for any specified group of Eligible Employees, such group's Actual Deferral Percentage for the current Plan Year, and (iii) "Prior Year Actual Deferral Percentage" shall mean, for any specified group of Eligible Employees, such group's Actual Deferral Percentage for the immediately preceding Plan Year.

      (c) For purposes of this Section 3.6, the term "Deferral Percentage" shall mean, for any Eligible Employee for any Plan Year, the ratio of:

            (i) the aggregate of the Before-Tax Contributions which, in accordance with the rules set forth in Treasury Regulation
                  Section 1.401(k)-1(b)(4), are taken into account with respect to such Plan Year, to

            (ii) such Eligible Employee's "Section 414(s) compensation" for such Plan Year. For this purpose, the term "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f)(4) and 402(e)(3) of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to elect to have Before-Tax Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed $170,000, for the Plan Year beginning on January 1, 2000, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of Section 401(a)(17) of the Code.

      (d) The Deferral Percentage for any Participant who is a HCE for the Plan Year and who is eligible to have before-tax contributions made on his behalf under two or more arrangements described in Section 40l(k) of the Code that are maintained by the Corporation, or other member of the Corporate Group, shall be determined as if such before-tax contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans or portions of this Plan shall be treated as separate if disaggregated (mandatorily or otherwise) under applicable Treasury Regulations, including without limitation,
            Section 1.401(k)-1(b)(3)(ii).

            If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section 1.401(k)-1(b)(3) for purposes of determining whether or not such plans satisfy Sections 401(k), 401(a)(4), and 410(b) of the Code, then the provisions of this
            Section 3.6 shall be applied by determining the Actual Deferral Percentage of Eligible Employees as if all such plans were a single plan.

      (e) In the event it is determined prior to any payroll period that the amount of Before-Tax Contributions elected to be made thereafter is likely to cause the limitation prescribed in this Section 3.6 to be exceeded, the amount of Before-Tax Contributions allowed to be made on behalf of Participants who are HCEs (and/or such other Participants as the Plan Administrator may prescribe) shall be reduced to a rate determined by the Plan Administrator (including a rate of 0% if the Plan Administrator so determines), and any elections of future Before-Tax Contributions which exceed the rate determined by the Plan Administrator shall be deemed to be After-Tax Contributions for the remainder of the Plan Year, notwithstanding the limitations on contribution rate changes in Section 3.4, except as otherwise provided by procedures established by the Plan Administrator. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Plan Administrator shall prescribe, which may differ among classes of Participants. Any such deemed election (whether in the manner of contribution or otherwise) shall remain in effect with respect to the Participant until the January 1 immediately following the effective date of the deemed election. Effective on such January 1, the Participant will have to make another election to reinstate the manner of contribution in effect immediately prior to any such deemed election or the Plan Administrator may reinstate the election in force before the reduction was imposed, pursuant to such procedures as the Plan Administrator may deem appropriate.

      (f) Notwithstanding the foregoing, with respect to any Plan Year in which Before-Tax Contributions made on behalf of Participants who are HCEs exceed the applicable limit set forth in this Section 3.6, the Plan Administrator may reduce the amount of excess Before-Tax Contributions made on behalf of such HCE by his portion of the "Aggregate Excess Deferrals" for such Plan Year in accordance with the following paragraphs:

            (i) The "Aggregate Excess Deferrals" for such Plan Year shall mean the total amount of Before-Tax Contributions which would be distributed to HCEs if the Deferral Percentage of the Participant who is an HCE with the highest Deferral Percentage were reduced to the extent necessary to satisfy the Actual Deferral Percentage test or cause such percentage to equal the Deferral Percentage of the Participant who is an HCE with the next highest percentage and this process were repeated until the Actual Deferral Percentage Test was satisfied, as determined under Section 401(k) of the Code.

            (ii) The Before-Tax Contributions of the HCE with the highest amount of Before-Tax Contributions shall be reduced by the lesser of the amount necessary to exhaust the Aggregate Excess Deferrals or to cause the Before-Tax Contributions of such HCE to equal the Before-Tax Contributions of the HCE with the next highest amount of Before-Tax Contributions. This process shall be repeated until the aggregate Before-Tax Contributions of HCEs shall be reduced by an amount equal to the Aggregate Excess Deferrals, in accordance with Section 401(k) of the Code.

            (iii) Such excess Before-Tax Contributions shall be distributed
                  (along with earnings attributable to such excess Before-Tax Contributions, as determined pursuant to Section 3.6(g)) to the affected HCEs as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.

      (g) Income on a Participant's excess Before-Tax Contributions shall be determined by multiplying the income allocated to his Before-Tax Contributions Account for the Plan Year in which such excess Before-Tax Contribution was made by a fraction, the numerator of which is the excess Before-Tax Contributions for such Participant for the Plan Year, and the denominator of which is the total Before-Tax Contributions Account balance for such Participant as of the first day of the Plan Year, plus the Before-Tax Contributions made on behalf of the Participant during the Plan Year.

      (h) Distributions pursuant to this Section 3.6 shall be made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which distributions are made.

      (i) The Plan Administrator may, to the extent permitted under Treasury Regulation Section 1.401(k)-1(f)(3) or other lawful regulation, recharacterize as After-Tax Contributions for such Plan Year all or a portion of the Before-Tax Contributions for Participants who are HCEs to the extent necessary to comply with the applicable limit set forth in this Section 3.6 and in the same order as set forth in paragraph (f)(ii) above. Recharacterized amounts shall remain nonforfeitable and subject to the same distribution requirements as Before-Tax Contributions.

            Recharacterization shall occur no later than 2-1/2 months after the last day of the Plan Year in which such excess Before-Tax Contributions arose.

      (j) Notwithstanding any distributions or recharacterizations pursuant to the provisions of this Section 3.6, excess Before-Tax Contributions shall be treated as Annual Additions for purposes of Section 4.3.

      (k) In the event that an Employer elects to make a Qualified Contribution on behalf of any or all Participants in the Plan, such Qualified Contribution, to the extent specified, shall be treated as a Before-Tax Contribution solely for purposes of this Section 3.6.

      (l) The Plan Administrator may, in its sole discretion, elect to use any combination of the methods described in this Section 3.6 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

3.7   Distributions of Excess Deferrals

      (a) Notwithstanding any other provision of the Plan, Excess Deferrals (as hereinafter defined), plus any income and minus any loss allocable thereto for both the calendar year and the "gap period" between the end of the calendar year and the date the distribution is made (determined in the same manner as the method set forth in Section 3.6(g)), shall be distributed to Participants who claim such allocable Excess Deferrals at any time during the calendar year, or no later than April 15 of the calendar year following the calendar year in which the excess occurred.

      (b) For purposes of this Section 3.7, "Excess Deferrals" shall mean the amount of a Participant's Before-Tax Contributions (and other "elective deferrals" within the meaning of Section 402(g)(3) of the
            Code) for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Section 3.7(c) hereof.

      (c) A Participant may make a claim for the distribution of Excess Deferrals pursuant to the terms and conditions of this Section 3.7(c). Such Participant's claim shall be in writing; shall be submitted to the Plan Administrator no later than March 1 of the calendar year following the calendar year of the Excess Deferrals or such later date as prescribed by the Plan Administrator; shall specify the amount of the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by (i) the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), 403(b) or 501(c)(18) of the Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral occurred, and (ii) such documentation as the Plan Administrator, in its sole discretion, shall require to substantiate the Participant's written statement. The Plan Administrator may, on a uniform and nondiscriminatory basis, automatically deem the Participant to have made a claim for a distribution of Excess Deferrals if such excess arises by taking into account only those elective deferrals made to this Plan and any other plans of the Employer and the Corporate Group.

      (d) The Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferrals, shall in no event exceed the lesser of the Participant's Before-Tax Account under the Plan or the Participant's Before-Tax Contributions for the year.

      (e) Excess Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year in which such excess occurred.

3.8   Coordination of Excess Amounts under Sections 401(k) and 402(g) of the
      Code

      (a) The amount of excess Before-Tax Contributions to be recharacterized or distributed under Section 3.6 with respect to a Participant for the Plan Year shall be reduced by any Excess Deferrals previously distributed to such Participant under Section 3.7 for the Participant's taxable year ending with or within such Plan Year.

      (b)   The amount of Excess Deferrals that may be distributed under Section
            3.7 with respect to a Participant for a taxable year shall be reduced by any excess Before-Tax Contributions previously distributed to such Participant or recharacterized with respect to such Participant for the Plan Year beginning with or within such taxable year.

3.9   Catch-Up Contributions after Return from Military Service

      In the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service and had failed to make after-tax contributions and/or before-tax contributions while on such leave of absence, then to the extent required by Section 414(u) of the Code, the Participant shall be permitted to elect to make catch-up contributions relating to such period of Military Service. The period during which such Participant may make such catch-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five years following such date of rehire or three times the Participant's period of Military Service. Such deferrals shall not be required to be taken into account for purposes of Section 3.6 in the year that they are made or the year to which they relate.

                                    ARTICLE 4

                             Employer Contributions

4.1   Applicability and Amount

      (a) This Section 4.1 shall be applicable only to the extent that an Employer has agreed, pursuant to a collective bargaining agreement between such Employer and a collective bargaining agent to make contributions (referred to herein as "Basic Contributions") on behalf of those Participants who are represented by such collective bargaining agent, and shall be subject to any contrary provisions of any applicable Appendix.

      (b) Each Employer shall make such Basic Contributions to the Plan on behalf of each Participant, as provided under Section 4.1(a) with respect to such Participant, for credit to the Participant's Basic Account. An Eligible Employee performing services for, or on behalf of, his collective bargaining agent shall have Basic Contributions made on his behalf to the same extent contributions would have been made by his Employer if such services had been performed for his Employer.

4.2   Expenses

      The expenses of the administration of the Plan shall be borne by the Trust Fund, except to the extent paid by the Corporation.

4.3   Limitations

      Notwithstanding any provision of the Plan to the contrary, in no event in any calendar year shall the "Annual Addition" (as hereinafter defined) on behalf of any Participant exceed the lesser of:

            (i) 25% of the Participant's "Section 415 compensation" (as hereinafter defined) for the calendar year; or

            (ii) $30,000 or such greater amount as is permissible under Section 415(c)(1)(A) of the Code, subject to any adjustment under
                  Section 415(d) of the Code.

      The term "Annual Addition" means the sum for any calendar year of (a) any Employer contributions (including Before-Tax Contributions) to the Plan and to all other defined contribution plans (combining, for this purpose, all defined contribution plans of the Corporate Group, as modified by
      Section 415(h) of the Code), (b) forfeitures under all such plans, (c) all after-tax contributions (including After-Tax

      Contributions) under such plans, and (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code for the year.

      For purposes of this Section 4.3, the term "Section 415 compensation" means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include, for Plan Years beginning on and after January 1, 1998, all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f)(4) and 402(e)(3) of the Code.

      If a Participant is also participating in another tax-qualified defined contribution plan maintained by any member of the Corporate Group (as modified by Section 415(h) of the Code), the otherwise applicable limitation on Annual Additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Section 415(c)(2) of the Code) under any such other defined contribution plan.

      If the limitations applicable to any Participant in accordance with this
      Section 4.3 would be exceeded, the contributions made by or on behalf of a Participant under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i) After-Tax Contributions, (ii) Before-Tax Contributions, (iii) Basic Contributions, and (iv) Qualified Contributions made pursuant to Section 4.4.

      In the event that, notwithstanding the foregoing provisions of this
      Section 4.3, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of an error in estimating compensation, the allocation of forfeitures, if any, or a reasonable error in determining the amount of Before-Tax Contributions:

            (i) the After-Tax Contribution and Before-Tax Contribution portions of such excess shall be returned to the Participant, along with any income attributable thereto; and

            (ii) the Basic Contribution portion shall be held in a suspense account and, if such Participant remains a Participant, shall be used to reduce Basic Contributions for such Participant for the succeeding Plan Years; provided, however, that if such Participant ceases to be an active Participant in the Plan, the suspense account shall be used to reduce Basic Contributions for all Participants in the Plan Year in which he ceases to be a Participant, and all succeeding years, as necessary.

4.4   Qualified Contributions

      An Employer may, in its sole discretion, make a Qualified Contribution in order to satisfy the requirements of Section 3.6. A Qualified Contribution is a contribution that (i) is made by the Employer that may be aggregated with other contributions in accordance with Sections 3.6; (ii) is nonforfeitable at all times; (iii) may not be distributed to a Participant or any Beneficiary until the earliest date provided for in Section 401(k)(2)(B) of the Code (determined without regard to subsection (i)(IV) of such Section) and (iv) complies with the requirements of Treasury Regulation Section 1.401(k)-1(b)(5).

      A Qualified Contribution may take the form of a qualified nonelective contribution (as defined in Treasury Regulation Section
      1.401(k)-1(g)(13)(ii)). The Employer shall specify the form of the Qualified Contribution, and the Participants to whom such contribution is to be allocated.

4.5   Return of Contribution

      Notwithstanding any provision of the Plan to the contrary, a contribution made to the Plan by an Employer shall be returned to it if:

      (a)   the contribution is made by reason of mistake of fact;

      (b) the contribution is conditioned upon its deductibility under Section 404 of the Code and such deduction is disallowed; or

      (c) the contribution is conditioned on the initial qualification of the Plan, under Section 401(a) of the Code, with respect to an Employer which has adopted the Plan and such initial qualification is not obtained;

      provided, however, that such return of contribution is generally made within one year of the mistaken payment of the contribution, the disallowance of the deduction or the failure of the Plan to qualify initially with respect to an Employer, as the case may be. All contributions to the Plan by an Employer made on or after January 1, 1987 shall be conditioned upon their deductibility under Section 404 of the Code.

4.6   Employer Contributions upon Return from Military Service

      In the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service, any Employer contribution, or any other matching or profit sharing contribution, which would have been made on behalf of such Participant, had he not been on such leave of absence, shall be made on his behalf and allocated to his Basic Account or other account, as applicable, to the extent required by Section 414(u) of the Code. Any such allocation shall be calculated based on any catch-up contributions made under Section 3.9 using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced and based on the matching or other contribution formula in effect for the Plan Year to which such catch-up contribution relates, as applicable. Such Employer contribution, or any other employer matching or profit sharing contribution, shall not be required to be taken into account under
      Section 4.3 in the Plan Year in which such contribution is made or to which such contribution relates.

                                    ARTICLE 5

                           Investment of Contributions

5.1   Investment Funds

      Contributions to the Plan shall be invested in one or more of the following Investment Funds, in accordance with Section 5.2

            The Fixed Income Fund, which shall be invested and reinvested by the Trustee in fixed income and other securities or investments anticipated or purporting to have a relatively stable rate of return and safety of principal, including without limitation bonds, any so-called "guaranteed" income or investment or similar contract issued by an insurance company or companies, a bank or other financial institution, in each case, as designated by the Plan Administrator, or in any combination of such investments.

            The Large Cap S&P 500 Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard 500 Index Fund, which attempts to provide investment results that parallel the performance of the Standard & Poor's 500 Composite Stock Price Index.

            The Mid and Small Cap Wilshire 4500 Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard Extended Market Index Fund, which attempts to provide investment results that parallel the performance of the unmanaged Wilshire 4500 Index.

            The International Index Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard Total International Stock Index Fund which attempts to provide investment results that parallel the performance of two indexes compiled by Morgan Stanley Capital International, the Europe, Australia, Far East Index and the Emerging Markets (select) Index.

            The Bond Fund, for the period on or after June 8, 2000, which shall be invested and reinvested by the Trustee in shares of the Vanguard Total Bond Market Index Fund, which attempts to provide investment results that parallel the performance of the Lehman Brothers Aggregate Bond Index.

            The Company Stock Fund, which shall be invested and administered by the Trustee in securities of the ultimate parent corporation of the Corporation, Alcan Inc. (or for periods prior to March 1, 2001, Alcan Aluminium Limited). Said securities may be contributed by the Corporation or acquired in accordance with the provisions of the Trust Agreement on the open market or from

            Alcan Inc. (or for periods prior to March 1, 2001, Alcan Aluminium Limited) or in private transactions.

      With respect to the period prior to June 8, 2000, the following Mix Funds:

            The "Mix A" Fund, which shall be invested and reinvested by the Trustee in approximately 80% of the Fixed Income Fund, 5% of the International Index Fund, and 15% of the Large Cap S&P 500 Fund.

            The "Mix B" Fund, which shall be invested and reinvested by the Trustee in approximately 60% of the Fixed Income Fund, 10% of the International Index Fund, 25% of the Large Cap S&P 500 Fund, and 5% of the Mid and Small Cap Wilshire 4500 Fund.

            The "Mix C" Fund, which shall be invested and reinvested by the Trustee in approximately 40% of the Fixed Income Fund, 20% of the International Index Fund, 30% of the Large Cap S&P 500 Fund, and 10% of the Mid and Small Cap Wilshire 4500 Fund.

            The "Mix D" Fund, which shall be invested and reinvested by the Trustee in approximately 20% of the Fixed Income Fund, 25% of the International Index Fund, and 40% of the Large Cap S&P 500 Fund, and 15% Mid and Small Cap Wilshire 4500 Fund.

            The four above mixed funds shall be rebalanced periodically at such times as the Plan Administrator and Trustee may determine.

      With respect to the period on or after June 8, 2000, the following Vanguard Life Strategy Funds:

            The Vanguard LifeStrategy Income Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard LifeStrategy Income Fund, which attempts to provide current income based on a portfolio consisting of a combination of other Vanguard mutual funds which have a target equity exposure of 20%.

            The Vanguard LifeStrategy Conservative Growth Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard LifeStrategy Conservative Growth Fund, which attempts to provide current income and low-to-moderate growth of capital based on a portfolio consisting of other Vanguard mutual funds which have a target equity exposure of 40%.

            The Vanguard LifeStrategy Moderate Growth Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard Moderate Growth Fund, which attempts to provide growth of capital and a reasonable level of current income based on a portfolio consisting of other Vanguard mutual funds which have a target equity exposure of 60%.

            The Vanguard LifeStrategy Growth Fund, which shall be invested and reinvested by the Trustee in shares of the Vanguard LifeStrategy Growth Fund, which attempts to provide growth of capital based on a portfolio consisting of other Vanguard mutual funds which have a target equity exposure of 80%.

      The Plan Administrator, may, in its sole discretion, at any time and from time to time establish additional Investment Funds, in which contributions to the Plan may be invested, or eliminate or replace any existing Investment Fund.

      Any portion of an Investment Fund may, pending permanent investment or distribution, be invested in short-term securities issued or guaranteed by the United States of America or any other country or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participation therein. A portion of an Investment Fund may be maintained in cash. Any portion of an Investment Fund may be invested through the medium of the Alcancorp Master Savings Trust or of any common, collective or commingled trust fund maintained by the Trustee which is invested principally in property of the kind specified for such Investment Fund.

      Notwithstanding the provisions of this Article 5, the investment and administration of the assets of the Plan shall be governed by the provisions of the Trust Agreement, and without limitation of the foregoing, the Plan Administrator may designate an investment manager, as defined in Section 3(38) of the Act, to manage (including the power to acquire and dispose of) all or any portion of the assets of the Plan.

      The Corporation currently intends that this Plan should comply with the provisions of Section 404(c) of the Act and until the Corporation shall otherwise direct, this Plan shall be so construed and the Plan Administrator shall, insofar as is practical, arrange for appropriate steps to be taken in furtherance thereof. However, to the extent that
      Section 404(c) of the Act is not applicable or the terms thereof are not satisfied, the Participants and Beneficiaries shall constitute named fiduciaries under the Act with respect to their authority to direct investment of their Accounts.

5.2   Investment Options

      All Contributions to the Plan shall be invested as initially elected by the Participant pursuant to Section 2.4, or as subsequently changed pursuant to Section 5.4, in multiples of 1% thereof to be invested in any Investment Fund.

      Notwithstanding anything in the Plan to the contrary, during any period during which a Participant is employed by an Employer, 50% or more of the voting stock of which is not directly or indirectly owned by Alcan Inc. (or for periods prior to March 1, 2001, Alcan Aluminium Limited) and which has not been specifically excluded from the application of this provision by the Board, the Participant may not invest any future After-Tax Contributions, Before-Tax Contributions, Rollover Contributions, Qualified Contributions, Basic Contributions, or any other contributions in the Company Stock Fund and all such future contributions made by the Participant or on his behalf shall be invested as initially elected by the Participant pursuant to Section 2.4, or as subsequently changed pursuant to Section 5.4, with multiples of 1% thereof to be invested in Investment Funds other than the Company Stock Fund. Recordkeeping accounts shall be established for each Participant under each Investment Fund with respect to which such contributions are being invested.

5.3   Reinvestment in Same Fund

      Dividends, interest and other distributions received by the Trustee in respect of any Investment Fund shall be reinvested in the same Investment Fund.

5.4   Change in Investment Election

      A Participant may change his future investment directions, within the limits set forth in Section 5.2, as of the first practicable paydate coinciding with or next following the start of any calendar month, with respect to contributions to be made on such paydate and thereafter, by giving prior notice to the Plan Administrator or its delegate in such manner as the Plan Administrator shall require. Any such change in investment elections pursuant to this Section 5.4 shall be subject to such limitations on frequency as the Plan Administrator shall from time to time prescribe, but shall be permitted no less frequently than once within any calendar month.

5.5   Fund Reallocations

      A Participant may direct, by giving prior notice to the Plan Administrator or its delegate in such manner as the Plan Administrator shall require, that, as of the next practicable Valuation Date, the Value of his

      Accounts be transferred from one or more Investment Funds to other Investment Funds (in 1% multiples thereof); provided, however, that a Participant who is employed by, or has terminated employment from, an Employer, 50% or more of the voting stock of which is not directly or indirectly owned by Alcan Inc. (or for periods prior to March 1, 2001, Alcan Aluminium Limited) and which has not been specifically excluded from the application of this provision by the Board, may not direct that any portion of the Value of his Accounts be reallocated to the Company Stock Fund.

      Any such reallocation pursuant to this Section 5.5 shall be subject to such limitations on frequency as the Plan Administrator shall from time to time prescribe, but shall be permitted no less frequently than once within any calendar month and shall be implemented as of the next Valuation Date as soon as reasonably practicable on or after timely receipt of such notice by the Plan Administrator or its delegate.

5.6   Voting

      Full and fractional shares of Alcan Inc. (or for periods prior to March 1, 2001, Alcan Aluminium Limited) credited to a Participant's Accounts shall be voted by the Trustee in accordance with the instructions of the Participant if such instructions are given on the form provided for that purpose and received by the Trustee at least 10 days prior to the date on which the Trustee is to vote such shares. The Employer shall notify Participants of each occasion for the exercise of voting. The Trustee shall vote any shares for which timely instructions for voting have not been received from a Participant in the same proportion as the shares for which the Trustee has received instructions from Participants hereunder.

                                    ARTICLE 6

                                    Valuation

6.1   Maintenance of Accounts

      The Plan Administrator shall separately maintain on behalf of each Participant, where applicable, and shall separately account for: After-Tax Account, Before-Tax Account, Basic Account, Qualified Contributions Account, Rollover Account and such other Accounts as may be set forth in an Appendix hereto.

6.2   Valuation

      As of each Valuation Date, the Plan Administrator shall cause to be adjusted the After-Tax Account, Before-Tax Account, Basic Account, Qualified Contributions Account, Rollover Account and any other Account for each Participant on whose behalf any such Account is maintained to reflect his share of contributions, loan repayments, withdrawals, distributions, loans, income, expenses payable from the Trust Fund and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date. The fair market value on the Valuation Date is to be used for this purpose, and the respective Accounts of Participants are to be adjusted in accordance with the valuation.

                                    ARTICLE 7

                                     Vesting

7.1   Participant Accounts

      Except as otherwise set forth in any applicable Appendix, the Value of a Participant's After-Tax Account, Before-Tax Account, Basic Account, Qualified Contributions Account, Rollover Account and any other Account established hereunder, shall be 100% vested in him at all times.

                                    ARTICLE 8

                                   Withdrawals

8.1   Withdrawals -- Priorities of Withdrawals

      A Participant may make withdrawals from his Accounts subject to the terms and conditions contained in this Article 8, except as otherwise provided in an applicable Appendix. Withdrawals shall be made in the order of priority set forth below. No amount shall be withdrawn from a priority category unless all amounts available for withdrawal from prior categories have been withdrawn.

      After-Tax Contributions

      1. A Participant may withdraw, with earnings, an amount not in excess of the Value of his After-Tax Account attributable to his non-withdrawn After-Tax Contributions; provided that the amount withdrawn pursuant to this clause may not exceed the Value of the portion of the After-Tax Account attributable to such contributions.

      Rollover Contributions

      2. A Participant may withdraw, with earnings, an amount not in excess of the Value of his Rollover Account attributable to his non-withdrawn Rollover Contributions; provided that the amount withdrawn pursuant to this clause may not exceed the Value of such Rollover Account.

      Vested Basic Account

      3. A Participant may withdraw all or any part of the portion of the Value of his vested Basic Account attributable to Basic Contributions made on his behalf at least 24 months preceding the Valuation Date as of which the withdrawal is made, if any, and he may also withdraw all earnings in his Basic Account.

      Age 59-1/2 Withdrawal from Basic Account

      4. A Participant who has attained age 59-1/2 as of the Valuation Date as of which such withdrawal is to be made, including one who has had a termination of Service and retains a balance in the Plan pursuant to Section 9.3, may withdraw with earnings all or any part of the remaining vested Value of his Basic Account.

      Age 59-1/2 Withdrawal from Before-Tax Account

      5. A Participant who has attained age 59-1/2 as of the Valuation Date as of which such withdrawal is to be made, including one who has had a termination of Service and retains a balance in the Plan pursuant to Section 9.3, may withdraw, with earnings, all or any part of his Before-Tax Account.

      Notwithstanding the preceding subsections of this Section, a Participant who has not attained age 59 -1/2 as of the Valuation Date as of which a withdrawal is to be made and who has had a termination of Service and retains a balance in the Plan pursuant to Section 9.1, may withdraw all or part (or, prior to June 1, 2001, all but not part) of his Before-Tax Account.

8.2   Rules for Withdrawals

      Withdrawals pursuant to this Article 8 shall be made in accordance with the following rules:

      (a) Payment of amounts withdrawn shall be made in a single cash lump sum, payable as soon as practicable after the Valuation Date as of which the withdrawn amount is being determined.

      (b) Two (2) withdrawal elections under this Article 8 may be made in any calendar year, except that a Participant who has terminated service and retains a balance in the Plan may make up to twelve (12) withdrawal elections under this Article 8 in a calendar year.

      (c) All withdrawals from a Participant Accounts shall be made from the Investment Funds in proportion to the Value of the Participant's After-Tax Account, Before-Tax Account, Basic Account, or Rollover Account or any other Account, whichever is applicable, in each such Investment Fund.

      (d) Withdrawals from a Participant's Before-Tax Account are not permitted before the Participant has attained age 59-1/2 unless he has died, become disabled, or is separated from service, in accordance with the provisions of Section 401(k) of the Code.

      (e) In order to make a withdrawal from his Accounts a Participant shall give such prior notice to the Plan Administrator in such manner and within such time limit as the Plan Administrator shall prescribe. In the event that a Participant has executed a withdrawal application and is entitled to a withdrawal hereunder and prior to the date on which withdrawal proceeds are disbursed to him it is determined that the amount available for withdrawal is less than the amount of such application, the application shall be deemed to be for the maximum amount available for withdrawal and such amount shall be withdrawn.

8.3   [Reserved]

8.4   Certain Eligible Rollover Distributions

      Notwithstanding anything in the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.4, a "distributee" (as hereinafter defined) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" (as hereinafter defined) paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover."

      For purposes of this Section 8.4, the following terms shall have the following meanings:

      (a) "distributee" means an Eligible Employee or former Eligible Employee. In addition, the surviving spouse of an Eligible Employee or former Eligible Employee or a spouse or former spouse of an Eligible Employee or former Eligible Employee who is the alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or the former spouse;

      (b) "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee under the Plan, except that an eligible rollover distribution shall not include:

            (i) any distribution from the Plan that is one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more;

            (ii) any distribution from the Plan to the extent such distribution is required under Section 401(a)(9) of the Code; or

            (iii) the portion of any distribution from the Plan that is not includible in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (c)   "eligible retirement plan" means:

            (i) an individual retirement account described in Section 408(a) of the Code;

            (ii) an individual retirement annuity described in Section 408(b) of the Code;

            (iii) an annuity plan described in Section 403(a) of the Code; or

            (iv)  a qualified trust described in Section 401(a) of the Code,

            in any case, that accepts the distributee's eligible rollover distribution; provided, however, that with respect to an eligible rollover distribution to a surviving spouse of an Eligible Employee or former Eligible Employee, an eligible retirement plan means an individual retirement account or an individual retirement annuity; and

      (d) "direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    ARTICLE 9

                   Distributions on Termination of Employment

9.1   Distributions on Termination of Employment

      When a Participant's employment with all Affiliated Companies is terminated, the Value of his vested interest in his Accounts shall be distributed to him or, if distribution is being made by reason of death, to his Beneficiary. For purposes of this Section 9.1, and subject to the provisions of Section 13.6, a termination of employment occurs upon a quit, discharge, termination due to a permanent shutdown or sale of a plant (except for situations involving a spinoff to another qualified plan), an absence that continues after the period of a leave of absence granted by an Employer expires, or a break in seniority under the terms of any applicable collective bargaining agreement, whichever occurs first. Any amount distributed to a Participant's Beneficiary pursuant to the preceding sentence shall be reduced to the extent the Participant's Accounts are subject to a pledge under Section 15.5. All amounts distributable pursuant to this Article 9 shall be paid as soon as practicable on or after the Valuation Date as of which payment is to be made (and except as is provided in Sections 9.2 and 9.3 in all events within 60 days after the end of the later of the Plan Year in which the Participant attains age 65 or terminates employment with all Affiliated Companies). The Participant's Accounts shall be retained and administered under the Plan until the date of distribution.

      Effective January 1, 2002 (except with respect to any individuals who entered into severance agreements with an Employer prior to that date) for purposes of this Plan, including without limitation this Section and Sections 1.44, and 8.1, `discharge' shall include any cessation of active service by an Employee which is expected to be permanent and in connection with which the individual receives severance payments, payments from the inactive payroll or any other similar payments, and such a discharge shall constitute a `termination of employment,' a `termination of service' (or `Service'), `ceasing to be employed' and any other similarly described event.

9.2   Valuation

      The Value of a Participant's Accounts for purposes of Section 9.1 shall be determined and payable on the Valuation Date on or as soon as practicable following the date the Participant (or his Beneficiary) is entitled to a distribution hereunder and has completed and submitted to the Plan Administrator any application and election forms which the Plan Administrator may require, but in no event prior to the Valuation Date on which authorized distribution directions are received by the Trustee.

9.3   Form of Distribution

      Distributions under this Article 9 shall be made in a lump sum payment and shall be made in cash from the applicable Investment Funds (other than the Company Stock Fund). A Participant may elect in such manner and at such time as the Plan Administrator may determine whether distributions from the Company Stock Fund shall be distributed in cash or in kind, except that any uninvested cash and any fractional shares shall be paid in cash. In the event that a Participant has not made the election under the preceding sentence, distributions from the Company Stock Fund shall be made in cash.

      Notwithstanding anything herein contained to the contrary, no part of a distribution in excess of $5,000 ($3,500 before January 1, 2000) may commence before the April 1st following the Plan Year in which the Participant attains age 70-1/2 without the advance written consent of such Participant (except with respect to benefits made payable by reason of the death of a Participant or former Participant). The Participant's Accounts shall be retained and administered under the Plan until the Valuation Date immediately preceding the date of distribution.

9.4   Distribution on Disability or Layoff for Six Months

      When a Participant has suffered a Disability, or been on layoff for six months or more, the Value of his Accounts may be distributed to him in accordance with the foregoing provisions of this Article 9.

9.5   Mandatory Commencement of Benefits

      Notwithstanding anything herein contained to the contrary, and subject to
      Section 401(a)(9) of the Code and Proposed Treasury Regulation Sections 1.401(a)(9)-1 and -2, any final regulations under such section, and any amendments to such regulations or section:

      (a) a Participant who is a 5% owner (as defined in Section 416(i) of the Code) at any time after the attainment of age 66-1/2, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the calendar year in which such Participant attains age 70-1/2;

      (b) a Participant who is not a 5% owner at any time after the attainment of age 66-1/2, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) his termination of employment with the Employer and any Affiliated Company; and

      (c) a Participant who becomes a 5% owner after the attainment of age 70-1/2, but prior to termination of employment, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the calendar year in which such Participant becomes a 5% owner.

      Any payments under this Plan shall be adjusted to meet the requirements of
      Section 401(a)(9) of the Code and the regulations thereunder. Thus, to the extent the distributions otherwise provided for under this Plan would not satisfy Section 401(a)(9) of the Code, the entire interest of each Participant (a) shall be distributed to him not later than the required beginning date as defined in Section 401(a)(9)(C) of the Code, or (b) shall be distributed, beginning not later than the required beginning date, in accordance with regulations or proposed regulations, over the life of the Participant or over the life of the Participant and Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life of the Participant and Beneficiary). Except to the extent that Section 9.3, or other provisions of this Section or this Plan, would cause such distribution to be in the form of a single lump sum payment, the amount to be distributed each year must be at least an amount
      (i) equal to the quotient obtained by dividing the Participant's entire interest, determined as of the last Valuation Date for the Plan Year immediately preceding the year for which such distribution is being made, by the life expectancy of the Participant or joint and survivor life expectancy of the Participant and designated Beneficiary or, (ii) calculated under such other method as may be prescribed by the Department of Treasury.

      Notwithstanding any provision of the Plan to the contrary, distributions made under this Section 9.5 shall be deemed to satisfy any distribution options provided for in the Plan that are inconsistent with Section 401(a)(9) of the Code. In addition, any distribution required under the incidental death benefit rule of Section 401(a)(9)(G) of the Code shall be treated as a distribution required under this Section.

9.6   Latest Commencement of Benefits

      Except as provided in Section 9.5, and unless a Participant otherwise elects, a Participant's benefits under the Plan shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occur: (a) the Participant attains age 65; (b) the 10th anniversary of the date the Participant's participation in the Plan commences; (c) the Participant's employment with the Employer or any Affiliated Company is terminated.

9.7   Missing Participants

      If, after reasonable efforts of the Plan Administrator to locate a Participant or a Participant's Beneficiary, including sending a certified letter, return receipt requested, to the last known address of the Participant or Beneficiary, the Plan Administrator is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall be treated as a forfeiture under the Plan. In the event that such a Participant or Beneficiary is located subsequent to such a forfeiture, then his benefit shall be reinstated (without earnings from the date of forfeiture except to the extent required by law) and shall not be used to determine his Annual Additions (as defined in Section 4.3) for the Plan Year in which it is reinstated.

                                   ARTICLE 10

                                  Miscellaneous

10.1  No Assignment or Alienation

      Except as may be otherwise provided herein or by law, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or change, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit.

      Notwithstanding the foregoing, the following shall not be treated as an assignment or alienation prohibited by this Section 10.1:

      (a) the creation, assignment or recognition of a right to any benefit payable with respect to a Participant or former Participant under the Plan pursuant to a Qualified Domestic Relations Order; or

      (b) the offset of a Participant's or former Participant's benefit under the Plan against an amount that such Participant or former Participant is ordered or required to pay to the Plan where:

            (1) the order or requirement to pay arises under a judgment for a crime involving the Plan, a civil judgment, consent order or decree for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of the Act, or pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant or former Participant for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of the Act by a fiduciary or any other person; and

            (2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's or former Participant's benefits provided under the Plan; and

            (3) to the extent, if any, that the survivor annuity requirements apply to distributions to the Participant or former Participant under Section 401(a)(11) of the Code, the rights of such Participant's or former Participant's spouse are preserved in accordance with Section 401(a)(13)(C)(iii) of the Code; or

      (c) any other arrangement, transfer or transaction which is not treated as a prohibited assignment or alienation under Section 401(a)(13) of the Code or other applicable law.

      If any Participant or other payee under the Plan shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit, except as provided herein, then such benefit shall, at the discretion of the Plan Administrator, be applied as follows: the Plan Administrator shall hold or apply the benefit or any part thereof to, or for, such Participant or payee, his spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Plan Administrator shall at its sole discretion determine.

10.2  Qualified Domestic Relations Orders

      Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply with respect to a Domestic Relations Order.

      (a) A Qualified Domestic Relations Order may require the payment in a single sum of any designated portion of the Value of a Participant's Accounts in which the Participant has a fully vested interest, as determined as soon as practicable following the determination by the Plan Administrator of the qualified status of such Domestic Relations Order, regardless of whether the Participant shall then have qualified for an immediate distribution and regardless of the inability of the Participant then to have withdrawn all or any of the amounts covered by the Qualified Domestic Relations Order. Unless otherwise specified in the Qualified Domestic Relations Order, any such single sum distribution shall be withdrawn on a pro rata basis from all of the Participant's Accounts and from the Investment Funds in which his Accounts are invested.

      (b) In the event that a Qualified Domestic Relations Order shall require that a portion of a Participant's Accounts be held under the Plan for the benefit of the Alternate Payee, such portion shall be held in a QDRO Balance and shall be subject to the following rules:

            (i) Except as otherwise specifically provided in this Section 10.2, the Alternate Payee shall, with respect to the administration of the QDRO Balance, be treated in the same manner as a Participant who has terminated employment with all the Affiliated Companies.

            (ii) The rights of the Alternate Payee with respect to the investment of and withdrawals from the QDRO Balance shall be established by the Employer and any reasonable costs of the administration of the QDRO Balance may be assessed against the same.

            (iii) The Alternate Payee shall not be entitled to contribute, receive an allocation of contributions, or borrow under the Plan.

            (iv) The obligations under any Loan shall be personal to the Participant, and in the event that the Qualified Domestic Relations Order would otherwise require the transfer of all or any portion of a Loan to the QDRO Balance, such Loan shall become due and payable as provided in Section 15.4(c).

            (v) Unless otherwise specified in the Qualified Domestic Relations Order, any transfer to the QDRO Balance shall be withdrawn, subject to paragraph (iv), above, on a pro rata basis from all of the Participant's Accounts and from the Investment Funds in which the Participant's Accounts are invested.

      (c) Upon and after the receipt by the Plan Administrator of a Domestic Relations Order, no withdrawals shall be permitted to be made from the Participant's Accounts and no Loans shall be made to the Participant unless and until permitted under a related Qualified Domestic Relations Order, or, absent a related Qualified Domestic Relations Order, until the end of the nine-month period immediately following such receipt of the Domestic Relations Order. The Participant's investment directions in effect immediately prior to the Plan Administrator's receipt of the Domestic Relations Order shall remain in effect; provided, however, that the Participant may make a change pursuant to Section 5.4 or a reallocation pursuant to
            Section 5.5, in either case, solely in order to increase the portion of his Accounts invested in the Fixed Income Fund.

      (d) The Plan Administrator shall follow such other rules and procedures with respect to a Domestic Relations Order as provided in the Qualified Domestic Relations Order Rules and Procedures as in effect from time to time.

      (e) If (i) any regulation becomes effective which interprets Section 206(d) of the Act, Section 414(p) of the Code, or both, and (ii) any provision of the Plan or the QDRO Rules and Procedures is contrary to such regulation or does not fully comply with the same, then any such provision shall, to the extent necessary, be of no force or effect for any Domestic Relations Order received by the Plan Administrator after the effective date of such regulation, and the Plan and the QDRO Rules and Procedures shall be deemed to have complied with such regulations from such effective date and further shall be deemed not to have created any accrued benefits under
            Section 204(g) of the Act or Section 411(d)(6) of the Code not required under such regulation. Any Domestic Relations Order shall be subject to any changes in the Plan or the QDRO Rules and Procedures which may be required to comply with such regulation or otherwise to maintain the qualification of the Plan under Section 401(a) of the Code.

10.3  No Employment Rights

      The establishment of the Plan shall not be construed as conferring any rights upon any Employee or any other person for a continuation of employment, nor shall it be construed as limiting in any way the right of an Employer to discharge any Employee or to treat him without regard to the effect which such treatment might have upon him as a Participant under the Plan.

10.4  Incapacity

      If any person entitled to receive any benefits hereunder is, in the judgment of the Plan Administrator, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the Plan Administrator may direct that any distribution due him, unless claim has been made therefor by a duly appointed legal representative, be made to his spouse, children or other dependents or to a person with whom he resides, and any other distribution so made shall be a complete discharge of the liabilities of the Plan therefor.

10.5  Identity of Proper Payee

      The determination of the Plan Administrator as to the identity of the proper payee of any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

10.6  Governing Law

      To the extent not preempted by federal law, the Plan shall be interpreted and applied in accordance with the laws of the State of Ohio.

                                   ARTICLE 11

                          Fiduciary and Administration

11.1  Plan Administrator

      The authorities and responsibilities of the Plan Administrator shall be vested jointly in the members of the Alcancorp Employee Benefits Committee (the "Committee"). The members of the Committee shall be designated by the Board and shall serve for terms of one year and until their successors are designated and qualified. The term of any member of the Committee may be renewed from time to time without limitation as to the number of renewals. Any member of the Committee may resign upon not less than 60 days' notice to the Board but may be removed from office only by reason of his failure or inability, in the opinion of the Board, to carry out his responsibility in an effective manner. Any instrument or document signed on behalf of the Committee by any member of the Committee may be accepted and relied upon as the act of the Committee.

11.2  Plan Fiduciaries

      The Plan Administrator is the named fiduciary under the Plan and is responsible for controlling and managing the operation and administration of the Plan in accordance with the provisions of the Act.

11.3  Reports of the Plan Administrator

      The Plan Administrator shall report to the Board on the performance of its responsibilities and on the performance of any persons to whom any of its powers and responsibilities may have been delegated.

11.4  Service in Various Fiduciary Capacities

      The Plan Administrator or any other persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary may serve as such in addition to being an officer, Employee, agent or other representative of a party in interest.

11.5  Retention of Advisors and Services

      The Plan Administrator may employ one or more persons to render advice with regard to any responsibility assumed by such fiduciary under the Plan or the Act and retain such clerical, legal, accounting and consulting services as the Plan Administrator deems appropriate.

11.6  Power to Construe and Make Rules

      The designated local representative of the Corporation (or on appeal under Section 11.11, the Plan Administrator) shall have full power and authority to construe the provisions of the Plan, to resolve any ambiguities, errors, inconsistencies or omissions therein, to determine any questions of fact which may arise thereunder, and to determine the right to benefits and amount of benefits, if any, payable to any person under this Plan; and the Administrator shall also have full power and authority to make such rules and regulations regarding the Plan and administrative matters, including but not limited to rules governing the manner in which the Plan Administrator shall act or in which the Plan Administrator's own affairs shall be managed, as the Plan Administrator may deem necessary or appropriate in the exercise of its authority hereunder.

11.7  Power to Direct Trustee

      The Plan Administrator shall have authority to direct the Trustee with respect to any payments or disbursements from, or contributions to, the Plan.

11.8  Exercise of Authority

      Whenever in the administration of the Plan the Plan Administrator acts or otherwise exercises any authority, such exercise of authority shall be consistent with the requirements of the Act and all other laws and in addition shall generally be uniform in nature as applied to all persons similarly situated and without discrimination in favor of HCEs, and in accordance with the Plan, all as determined by the Plan Administrator in its sole discretion.

11.9  Power of Delegation

      The Plan Administrator shall have the power to designate one or more persons, including any corporation, to whom the Plan Administrator may delegate, and among whom the Plan Administrator may allocate, specified fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of the Act). Any such designation shall be in writing and the Plan Administrator shall not enter into any delegation under this
      Section 11.9 which does not provide for the termination thereof by the Plan Administrator upon reasonable notice to such person. Without limiting the generality of the foregoing, the Plan Administrator shall have the power to delegate, in accordance with the foregoing provisions of this
      Section 11.9, to one or more persons, the authority (i) to determine the amount of benefits based upon records due any person under the Plan, (ii) to execute, in the name, and on behalf of, the Plan

      Administrator, any direction for payment of any benefit under the Plan, and (iii) to maintain records and accounts.

11.10 Ministerial Plan Services

      The Corporation or any other person shall perform such ministerial services in the administration of the Plan as may be agreed upon between the Plan Administrator and the Corporation or such other person. The Plan Administrator shall furnish the Corporation or such other person with such framework of policies, interpretations, rules, practices and procedures as the Plan Administrator shall deem necessary or appropriate. The Plan Administrator may rely on any information, data, statistics, reports or analysis furnished by the Corporation, including, without limitation, information relating to addresses, employment, employment status, and services of any Participant or other person.

11.11 Claims Procedure; Appeals

      If a Participant or a Participant's Beneficiary (who shall be considered for this purpose a "Claimant") believes that he is entitled to a vested benefit, the Claimant must apply for the benefit, in writing, to the designated local representative of the Corporation. In rendering its decision, such designated local representative shall have full power and authority to construe the provisions of the Plan, to resolve any errors, inconsistencies or omissions therein, and to determine any questions of fact which may arise thereunder.

      In the event that the Claimant's application or any other claim under the Plan is denied, the Claimant will be notified by the Plan Administrator within 90 days after its receipt of his application or claim, provided that if there are special circumstances which make a longer period for decision necessary or appropriate, on notice to the Claimant, such decision may be postponed for an additional 90 days. Such notice will be in writing, will indicate the specific reasons for such denial, the specific provisions of the Plan on which it was based and any additional material or information necessary for him to perfect the Claimant's application or claim as well as provide an explanation of the claim review procedure of the Plan. In the event that notice of such denial is not furnished within the prescribed time period, the Claimant will be entitled to appeal as if the application or claim had been denied.

      An appeal with respect to the Plan, if it cannot be resolved by discussion with the designated local representative of the Corporation, is to be addressed by the Claimant in writing to the Plan Administrator. The Plan Administrator is the named fiduciary of the Plan for the purpose of hearing claims appeals. The Claimant is entitled to review pertinent documents and he may submit in writing issues and comments in the same manner as an appeal is to be submitted. Requests for review must be made within 120 days after receipt of written notice of denial of the claim. A decision will be rendered by the named fiduciary within 60 days after his receipt of the request for review, provided that if there are special circumstances which make a longer period of decision necessary or appropriate, on notice to the Claimant, decision may be postponed for an additional 60 days. Any decision by the Plan Administrator shall be in writing and shall set forth the specific reason for the decision and the specific Plan provisions on which the decision is based. In rendering its decision, the Plan Administrator shall have full power and authority to construe the provisions of the Plan, to resolve any errors, inconsistencies or omissions therein, and to determine any questions of fact which may arise thereunder. Except as otherwise provided by applicable law, the decision of the Plan Administrator shall be final and binding on all parties.

      No benefit shall be payable hereunder unless the applicable designated local representative of the Corporation, or the Plan Administrator acting in its review capacity hereunder, determines in its discretion that such benefit is due under the terms of the Plan.

      Without limiting the foregoing, no Claimant may file any lawsuit in any court of law with respect to a claim for benefits hereunder unless such Claimant has timely and properly taken all steps to submit his claim to the designated local representative of the Corporation and to appeal any benefit denial to the Plan Administrator, and otherwise followed and exhausted the application and review procedures of this Plan. For claims which are either incurred or for which application is made on or after March 1, 2002, no legal action may be commenced against the Plan, designated local representative of the Corporation, or the Plan Administrator more than 180 days after the Plan Administrator's final decision has been rendered with respect to the Claimant's claim.

11.12 Funding Policy

      The Plan Administrator, acting in conjunction with any trustee, insurance carrier, investment manager or other party responsible for the investment of the assets of the Plan (the "Funding Agency"), shall cause to be established a funding policy pursuant to the procedure set forth in this
      Section 11.12. The Plan Administrator shall determine the short and long run financial needs of the Plan, giving regard to the objectives of the Plan, its need for liquidity, and such other factors as it deems appropriate. The Plan Administrator shall, on the basis of such information, formulate a statement of the needs of the Plan which shall be submitted to each Funding Agency. The Funding Agency shall on the basis of such statement and such other information as it shall reasonably request, coordinate its investment policy with the Plan needs communicated to it and establish the funding policy of the Plan.

      The Plan Administrator shall review the funding policy and all or any portion of the information upon which it is based at such time or times as it may deem advisable but not less often than annually.

11.13 Qualified Status of Plan

      It is intended that the Plan at all times satisfies the requirements of
      Section 401(a) of the Code and the regulations issued thereunder. To enable the Employer to provide, in its sole discretion, benefits to Employees as permitted under a plan that satisfies such requirements, notwithstanding any other provision in the Plan to the contrary, no action shall be required to be taken with respect to the Plan or any Participant (or Beneficiary) that in the determination of the Plan Administrator would have a significant likelihood of adversely affecting this determination under Section 401(a) of the Code. The Plan shall be interpreted in accordance with the Code and the Act, and all provisions hereof shall be administered in accordance with such laws.

11.14 Indemnification of Certain Persons

      Each individual who has been designated hereunder to carry out any Fiduciary or administrative responsibility or any act on behalf of the Corporation (including without limitation, members of the Committee), and is an Employee, officer or director of the Corporation, shall be indemnified by the Corporation to the extent permitted by law, against all expenses (including costs and attorney's fees) actually and necessarily incurred or paid by him in connection with the defense of any action, suit or proceeding in any way relating to or arising from the Plan to which he may be made a part by reason of his being or having been so designated, or by reason of any action or omission or alleged action or omission by him in such capacity, and against any amount or amounts which may be paid by him (other than to the Corporation) in reasonable settlement of any such action, suit or proceeding, where it is in the interest of the Corporation that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such Employee, officer or director is liable for gross negligence or willful misconduct in the performance of his duties as such. The right of indemnification herein provided shall not be exclusive of other rights to which any such Employee, officer or director may now or hereafter be entitled, shall continue as to a person who has ceased to be so designated and shall inure to the benefit of the heirs, executors and administrators of such Employee, officer or director.

                                   ARTICLE 12

                          Management of the Trust Fund

12.1  Trust Fund

      All contributions under the Plan shall be paid over to the Trustee which shall be appointed from time to time by the Plan Administrator or pursuant to its authorization, with such powers in the Trustee (or in any investment manager designated pursuant to Section 5.1) as to investment, reinvestment, control and disbursement of the funds as the Plan Administrator shall approve and as shall be in accordance with the Plan. The Plan Administrator may remove or authorize the removal of any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Plan Administrator shall designate or authorize the designation of a successor Trustee.

12.2  Exclusive Benefit of Participants and Beneficiaries

      All funds under the Plan shall be held under a trust or trusts for the exclusive benefit of Participants and their Beneficiaries, and no part of the corpus or income shall revert to the Employers or be used for, or diverted to, purposes other than for the exclusive benefit of such persons under the Plan, including the payment or reimbursement of expenses of the Plan, except as otherwise expressly provided hereunder, including Section
      12.5. No such person, nor any other person, shall have any interest in or right to any of such funds, except to the extent expressly provided in the Plan.

12.3  Application and Disbursement of Trust Fund

      The funds held by the Trustee shall be applied to the payment of benefits as provided in the Plan to such persons as are entitled thereto in accordance with the Plan and for the payment or reimbursement of expenses of the Plan and Trust Fund as provided in Sections 12.2 and 12.5, except as otherwise expressly provided herein.

      The Plan Administrator shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in making disbursement and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.

12.4  Master Trust

      The assets of the trust established under the Plan as adopted by the Corporation may be commingled for investment purposes under a master trust or trusts established by the Corporation with the assets of other trusts established under the Plan in accordance with Section 14.1 and with the assets of trusts established under a plan other than the Plan which has been admitted to participation in such master trust on such terms and conditions as may be specified by the Corporation.

12.5  Expenses of Plan

      The expenses for general administration of the Plan, including Trustee's fees as such may from time to time be agreed upon between the Corporation and the Trustee, may, in the discretion of the Plan Administrator, be paid from the Participants' Accounts, be paid, reimbursed or otherwise borne by the Trust Fund, or, with the consent of the Corporation, be borne by the Employer. Fees and expenses of the Plan which are incurred with respect to a specific Investment Fund or a specific Account or Accounts or portions thereof may, in the discretion of the Plan Administrator, be paid from the assets of such Investment Fund or Account or Accounts or portions thereof in such manner as the Plan Administrator may determine. Fees and expenses of the trustee which have not been paid will be deemed to be a lien on the Trust Fund.

                                   ARTICLE 13

               Amendment, Modification, Suspension or Termination

13.1  Corporate Authority

      The Corporation reserves the right at any time to amend, modify, suspend or terminate the Plan, any contributions thereunder, the Trust Fund or any contract forming a part of the Plan, in whole or in part, prospectively or retroactively, and for any reason and without the consent of any Employer, Participant, Beneficiary or any other person having an interest under the Plan. Any such amendment, modification, suspension or termination of the Plan shall be made by:

      (a) the adoption of a resolution by the Board amending said Plan or ratifying such an amendment; or

      (b) the execution of a certificate of amendment or other written instrument by an officer of the Corporation authorized by a resolution of the Board to amend the Plan.

13.2  Limitations

      No amendment shall be made which would make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any) to be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan.

      No merger or consolidation with, or transfer of assets or liabilities to, any other pension or retirement plan, shall be made unless the benefit each Participant in the Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan terminated immediately before such merger, consolidation or transfer.

13.3  Retroactivity

      Subject to the provisions of Section 13.1, 13.2 or any applicable provision of law, any amendment, modification, suspension or termination of any provision of the Plan may be made retroactively if necessary or appropriate either to qualify or maintain the Plan, the Trust Fund and any contract forming a part of the Plan as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code or any other applicable section of law (including the Act) or regulations issued pursuant thereto, as now in effect or hereafter amended or adopted, or for any other reason.

13.4  Right to Terminate or Discontinue Contributions or to Secede from the Plan

      Each Employer reserves the right by resolution of its board of directors to:

      (a)   terminate the Plan with respect to such Employer; or

      (b)   discontinue contributions under the Plan.

13.5  Distribution on Plan Termination

      In the event of a complete termination of the Plan with respect to an Employer, the Accounts of the Participants who are employed by such Employer shall be distributed at the time and in the manner determined under the amendment terminating the Plan; provided, however, that no distribution with respect to any Participant shall be made prior to the earliest date on which a withdrawal is permitted under Article 8 and, provided further, however, that, unless required pursuant to Article 9, or permitted under Treasury Regulation Section 1.411(a)-11(e), no distribution in excess of $5,000 ($3,500 before January 1, 2000) shall be made without the advance written consent of such Participant.

13.6  Distribution on Sale

      In the event of any transaction involving an Employer that results in the Employer no longer being an Affiliated Company or the disposition of all or substantially all of the Employer's assets, the Accounts of the Participants who are employed by such Employer at the time of such transaction shall continue to be held by the Plan, and such event shall not be construed to constitute an event entitling a Participant to a distribution hereunder except as otherwise provided in an amendment to the Plan or in the agreement which governs such distribution or other transaction.

                                   ARTICLE 14

            Participation in Plan by Subsidiary or Affiliated Company

14.1  Adoption by Subsidiary or Affiliated Company; Extension to Division or
      Unit

      Any subsidiary or Affiliated Company of the Corporation may, with the consent of the Board, become a party to this Plan by adopting the Plan, on such terms and conditions as mutually agreed upon by the Board and such subsidiary or Affiliated Company, which terms and conditions shall be set forth in an Appendix hereto, as its savings plan for its eligible Employees and by establishing a trust to fund the benefits of the Plan as so adopted by it. Any such trust may be established, as the Plan Administrator shall determine, either by the execution of a separate trust agreement or by the adoption of the Trust Agreement by such subsidiary or Affiliated Company. Upon the filing with the Trustee of a certified copy of the resolutions or other documents evidencing adoption of the Plan, and the Trust Agreement if applicable, and a written instrument showing the consent of the Board to participation of such subsidiary or Affiliated Company and, if applicable, upon the execution of a separate agreement of trust with the Trustee satisfactory in form to the Plan Administrator, such subsidiary or Affiliated Company shall thereupon be included in the Plan as an Employer. Without limitation of the foregoing, any such adopting subsidiary or Affiliated Company and the plan established by it as aforesaid shall be subject to the authorities herein reserved to the Corporation and the Plan Administrator with respect to the Plan.

14.2 Special Provisions for Employees of Subsidiaries, Affiliated Companies, Acquired Companies

      In approving the adoption of the Plan or its extension to Employees of any organization all or part of whose business or assets, or both, are acquired by an Employer by merger, purchase or otherwise, the Board shall, subject to applicable law, designate the extent, if any, to which the Employees' employment with predecessor companies prior to the date of such adoption or extension shall be considered Service.

                                   ARTICLE 15

                              Loans to Participants

15.1  Eligibility for Borrowing

      A Participant who is an Eligible Employee may borrow from the Plan to the extent permitted and under the conditions set forth in this Article 15. A loan from the Plan shall be made to a former Participant whose employment with the Employer has terminated only to the extent required to comply with the applicable provisions of the Act and the Code.

15.2  Amount of Loans

      (a) The maximum amount available for a Loan to a Participant when added to the outstanding balance of all other Loans to such Participant as of the Loan Valuation Date shall be the lesser of:

            (i)   $50,000 reduced by the excess (if any) of:

                  (A) the highest outstanding balance of Loans to the Participant during the one-year period ending on the day before the Loan Valuation Date, over

                  (B) the outstanding balance of Loans to the Participant as of the Loan Valuation Date, or

            (ii) one-half (1/2) of the Value of the Participant's Accounts under the Plan on the Loan Valuation Date;

            provided, however, that in no event shall the amount of any Loan exceed the Value of the Participant's Accounts as of the Valuation Date coinciding with or immediately preceding the date of disbursement of the Loan.

      (b) No more than two Loans including, without limitation, one Home Loan may be outstanding with respect to a Participant at any time, and no Loan shall be made to a Participant who is in default under a Loan.

      (c) The minimum amount of any Loan shall be $1,000, and Loans shall be made in $100 increments.

      (d) The Plan Administrator may, at its discretion, impose such fees for loans which it deems appropriate, including but not limited to, loan initiation fees and handling charges. Such fees shall be payable in any manner that the Plan Administrator deems appropriate, including but not limited to, by a charge to the Participant's Account or Accounts, by adding such fee to the outstanding balance of the loan, by deducting such fee from the loan proceeds, or by charging the fee directly to the Participant.

15.3  Interest Rate

      The interest rate payable on any Loan shall be established by the Plan Administrator in accordance with the requirements of law and shall be communicated to Participants. Any rate so established shall remain in effect until a new rate is established and communicated. The interest rate established under this Section 15.3 which is in effect on the Loan Valuation Date of any Loan shall be applicable to such Loan and shall remain in effect during the term of that Loan.

15.4  Term of Loan

      (a) A Home Loan shall be repaid prior to the expiration of the 14-1/2 year period commencing on the date of the first repayment. Any Loan under the Plan, other than a Home Loan, shall be repaid on or before the end of the 4-1/2-year period commencing on the date of the first repayment.

      (b)   The minimum term of any Loan shall be one year.

      (c) Except to the extent required to comply with the applicable provisions of the Act or the Code, the outstanding balance of principal and accrued interest under any Loan shall become immediately due and payable as of (i) the last day of the calendar month following the month in which the Participant's employment with the Employer is terminated for any reason, including death or (ii) the effective date of a Qualified Domestic Relations Order that otherwise would require the transfer of all or any portion of a Loan to an Alternate Payee.

      (d) Notwithstanding the preceding provisions of this Section 15.4, the full amount of the outstanding principal balance of any Loan which has been outstanding for not less than a six-month period may be prepaid without penalty, effective as of such date as may be prescribed by the Plan Administrator.

15.5  Disbursement and Security

      (a) A Loan shall be evidenced in such written, telephonic or electronic manner as the Plan Administrator may prescribe, by the agreement of the borrowing Participant to the terms of the Loan, which terms shall include, without limitation, an assignment of 1/2 of the Value of the Participant's vested interest in his Accounts and the Participant's Outstanding Loan Balance or, in either case, any lesser portion thereof, as security for such Loan and the Participant's consent to a reduction of the Participant's Accounts in satisfaction of such security interest. Each Loan shall be secured by the Participant's pledge of his Accounts and his Outstanding Loan Balance to the extent assigned pursuant to the immediately preceding sentence.

      (b) In the event that a Participant has executed a promissory note, otherwise agreed to Loan terms, or requested a Loan and, that prior to the date on which Loan proceeds are disbursed to him, it is determined that the amount available for a Loan under Section 15.2 is less than the amount of such promissory note, Loan terms or Loan request, the Participant shall be required to accept a Loan in the maximum lesser amount permitted under Section 15.2 and evidence agreement with the revised Loan terms in such written, telephonic or electronic manner as the Plan Administrator shall require.

      (c) Except as otherwise determined by the Plan Administrator, Loans shall be disbursed as soon as practicable following the Loan Valuation Date.

      (d) Loans shall be made from a Participant's Accounts in the reverse order to the order in which withdrawals are permitted from such Accounts under Section 8.1. As of the Loan Valuation Date, an amount equal to the principal amount loaned from an Account shall be deducted on a pro rata basis from the Investment Funds in which such Account is otherwise invested. A Fund denominated the "Loan Fund" shall be established for each Participant with respect to whom a Loan is outstanding under the Plan. The Loan Fund shall be invested solely in the promissory note evidencing the Loan made to the Participant. The Loan Fund shall be credited with the principal amount of any Loan together with any interest accruing thereon.

      (e) Except as otherwise determined by the Plan Administrator, a Participant who has applied for a Loan shall be required to accept such Loan.

15.6  Repayment of Loans

      (a) Effective January 1, 2002 (except with respect to any individuals who entered into severance agreements with an Employer prior to that date), repayment of the principal and interest of any Loan under the Plan shall be made in substantially equal payments during the term of the Loan which shall be due upon each paydate of the borrowing Participant to occur during each calendar month commencing as soon as practicable following the date on which the proceeds of the Loan are disbursed. A Participant may prepay any loan in full (but not in part), provided that if the Participant remains on the active payroll of an Employer, such prepayment shall not be permitted, at any time prior to six months after the Loan Valuation Date.

      (b) Payments of principal and interest, and lump sum prepayments of principal, shall reduce the balance in the Participant's Loan Fund. Such amounts shall be returned to the Participant's Accounts (e.g., After-Tax Account, Basic Account, Before-Tax Account, Rollover Account, or any other Account established hereunder) from which the Loan was made pursuant to Section 15.5(d), in the same proportion as the original principal amount of the loan was borrowed from such Accounts.

      (c)   Amounts which are returned to a Participant's Accounts pursuant to
            Section 15.6(b) above, shall be invested in the Investment Funds in the proportion last elected by the Participant in accordance with
            Section 5.2.

      (d) Notwithstanding any provision of this Plan to the contrary, loan repayments by a Participant who is in Military Service will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

15.7  Defaults and Remedies

      (a)   Except as otherwise prescribed by the Plan Administrator pursuant to
            Section 15.8, in the event that a Participant fails to make any required payment under a Loan, such Participant shall be deemed to be in default on such Loan, and a Loan which is in default shall become due and payable as of the last day of the month in which such default occurs.

      (b) The Plan Administrator, in its sole discretion, may take such action as it may deem appropriate to enforce payment of any Loan, including the execution by the Plan upon its security interests in the Participant's Accounts and Loan Fund; provided, however, that the

            Plan shall not levy against an Account of the Participant until such time that a distribution from such Account would otherwise be available under the Plan. Any such application of a Participant's Accounts to payment of the Loan may be treated as a distribution from the Participant's Accounts in the order in which withdrawals are permitted from such Accounts under Section 8.1 to the extent required to discharge the Loan. If the entire balance and accrued interest of the Loan in default cannot be discharged as set forth in the preceding provisions of this Section 15.7, the remaining amount may be collected by the Plan Administrator using appropriate legal remedies and, until collected in full, shall be deducted from any subsequent withdrawals and distributions from the Plan. Nothing in this Section 15.7 shall affect the right of the Plan Administrator to retain the security in any part of the Participant's Accounts that is not available for withdrawal at the time that any other remedies are available to the Plan Administrator. Expenses of collection of any loan in default, including legal fees, if any, shall be borne by the Participant or his Accounts, except as the Plan Administrator may determine.

15.8  Loan Rules

      The Plan Administrator shall establish such rules consistent with the provisions of this Article 15, as it may deem necessary or advisable to provide for the administration of Loans, including, without limitation, rules governing (i) the date on which Loans shall commence to be made under the Plan; (ii) the manner and timing of repayments and prepayments;
      (iii) the treatment of Loans and repayments, including the determination of the events of default, in the event of an absence from employment by reason of leave of absence, lay-off or otherwise; (iv) the content of any Appropriate Form or Forms, promissory note/loan agreements, Loan applications and other documentation or written or electronic agreements or notices required or appropriate in connection with Loans; (v) the timing of applications and notifications in connection with Loans; and
      (vi) any matter as to which discretion is reserved to the Plan Administrator under this Article 15. Without limitation of the foregoing, the Plan Administrator may establish such rules and procedures, including the modification of the terms of any outstanding Loan, which he may deem to be necessary or desirable in order to comply with any regulations governing Employee loans under the provisions of the Act, the Code or any other applicable law, and by requesting a Loan hereunder each borrowing Participant agrees to execute such modified or superseding documents as may be required by the Plan Administrator pursuant to such rules or procedures.

                                   ARTICLE 16

                             Rollovers and Transfers

16.1  Rollovers to the Plan

      A Participant who is an Eligible Employee who has had distributed to him his interest in another plan which meets the requirements of Section 401(a) of the Code, hereinafter referred to as the `Other Plan,' may, in accordance with procedures approved by the Plan Administrator, roll over all or a portion of such distribution to the Trustee provided the following conditions are met:

      (a) The rollover (i) occurs on or before the 60th day following his receipt of the distribution from the Other Plan; (ii) the rollover is a "direct rollover" (within the meaning of Treasury Regulation
            Section 1.401(a)(31)-1T, Q&A-3) from the Other Plan; or (iii) if such distribution had previously been deposited in a conduit individual retirement account (as defined in Section 408 of the Code), the rollover occurs on or before the 60th day following his receipt of such distribution plus earnings thereon from the individual retirement account; and

      (b) The distribution or direct rollover from the Other Plan is an eligible rollover distribution within the meaning of Section 402(c) of the Code, or the amount distributed from the individual retirement account qualifies as a rollover contribution under
            Section 408(d)(3) of the Code; and

      (c) The amount rolled over does not include any amounts not includible in gross income in accordance with Section 402(c)(2) of the Code.

      The Plan Administrator shall develop such procedures, and may require such information from a Participant desiring to make such a rollover, as it deems necessary or desirable to determine that the proposed rollover shall meet the requirements of this Section 16.1. Rollovers made to this Plan shall only be allowed on a cash basis (wire transfer or checks). Any such rollover amount shall be invested as directed by such Eligible Employee's separate investment election consistent with Article 5.

16.2  Trust-to-Trust Transfers into or from the Plan

      At the discretion of the Corporation and pursuant to procedures issued by the Plan Administrator, the individuals who were participants in another plan which meets the requirements of Section 401(a) of the Code may have their entire interests in such plan, including Plan loans, transferred directly on a trust-to-trust basis into this Plan. Any such transferred amounts shall be allocated to Accounts of Participants as determined by the Plan Administrator. The Plan Administrator shall transfer such amounts to corresponding accounts under this Plan or in such other appropriate accounts as are necessary to protect any optional forms of benefit which may not be eliminated without violating Section 411(d)(6) of the Code. Notwithstanding the foregoing, in no event shall a transfer be permitted under this paragraph 16.2 to the extent that such transfer will subject the Plan or any portion of the Plan (including, but not limited to, the amount of the transfer) to the provisions of Sections 401(a)(11) and 417 of the Code.

      At the discretion of the Corporation and pursuant to procedures issued by the Plan Administrator, the individuals who were participants in another plan which meets the requirements of Section 401(a) of the Code may have their entire interests in this Plan, including Plan loans, transferred directly on a trust-to-trust basis into such other Plan.

      At the discretion of the Corporation and pursuant to procedures issued by the Plan Administrator, any transfers into or out of this Plan pursuant to this Section may be done on a elective basis by the individuals involved.

                                   ARTICLE 17

                         In Event Plan Becomes Top-Heavy

17.1 For purposes of this Article 17, the following terms shall have the following meanings:

      (a) "Determination Date" means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.

      (b) "Key Employee" means a Participant or former Participant who is a "key employee" as defined in Section 416(i) of the Code.

      (c) "Non-Key Employee" is any Employee who is not a Key Employee (including a Participant who is a former Key Employee).

      (d) "Permissive Aggregation Group" means, with respect to a given Plan Year, the Plan and all other plans of the Corporation and Corporate Group (other than those included in the Required Aggregation Group) which, when aggregated with the plans in the Required Aggregation Group, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

      (e) "Present Value of Accounts" means, as of a given Determination Date, the sum of the Value of the Participant's Accounts under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made to or on behalf of any Participant in the Plan Year ending on the Determination Date and the four preceding Plan Years, but shall not take into consideration the Value of the Accounts of any Participant who has not performed any services for an Employer during the five-year period ending on the Determination Date.

      (f) "Required Aggregation Group" means with respect to a given Plan Year, (A) the Plan, (B) each other plan of the Corporation and Corporate Group in which a Key Employee is a participant, and (C) each other plan of the Corporation and Corporate Group which enables a plan described in (A) and (B) to meet the requirements of Section 401(a)(4) or 410 of the Code. The Required Aggregation Group shall include any plan which would, but for the fact it terminated, be included in the terms of this definition.

      (g)   "Top-Heavy" means, with respect to the Plan for a Plan Year:

            (1) that the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Participants; or

            (2) the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group,

            unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

      (h) "Top-Heavy Group" means, with respect to a given Plan Year, a group of plans of the Corporation which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(B) of the Code.

17.2 Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section 17.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

      (a) For any Plan Year in which the Plan is Top-Heavy, the minimum Basic Contribution during the Plan Year on behalf of a Non-Key Employee shall be equal to the lesser of (i) 3% of such Non-Key Employee's "Section 416 compensation;" or (ii) the percentage of "Section 416 compensation" at which Employer contributions are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest. For the purposes of this subsection
            (a) the term "Section 416 compensation" shall mean the Section 415 compensation (as defined in Section 4.3) for the Plan Year under consideration, subject to the applicable limitations of Section 401(a)(17) of the Code, and the Employer contributions referred to in paragraph (ii) shall be deemed to include both Basic Contributions and Before-Tax Contributions.

      (b) In the event of the termination of service of a Participant with all Affiliated Companies after the completion of not less than three years of Service, the Value of the Participant's Basic Account shall be 100% vested.

      (c) Solely for purposes of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for the accrual purposes under all plans maintained by the Corporation or any other member of the Corporate Group, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

      (d) In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article 17 are no longer necessary for the Plan to meet the requirements of Section 401 of the Code or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

      IN WITNESS WHEREOF, ALCAN ALUMINUM CORPORATION has caused this amendment and restatement of this Plan to be executed as of ______________ ______, 2002.

                                                   ALCAN ALUMINUM CORPORATION

                                                   By___________________________

Attest:

______________________________

                                   APPENDIX A
                          ADOPTION TERMS AND CONDITIONS

                             Table of Applicability
                           (In effect January 1, 2000)

The following table shows the Employees to whom the Alcan Aluminum Corporation Hourly Employees' Savings Plan applies and the respective effective dates of adoption of the Plan.

Appendix

A-1            Collectively bargained Employees at Sebree, Kentucky (October
               28, 1987)

A-2            Collectively bargained Employees at Terre Haute, Indiana
               (February 1, 1988)

A-3 [Reserved] [An Appendix of the Plan prior to this restatement applied to collectively bargained Employees at St. Louis, Missouri who were covered under the Plan from May 1, 1992 through March 31, 1995]

A-4            Collectively bargained Employees at Warren, Ohio (May 1, 1992)

A-5            Collectively bargained Employees at Fairmont, West Virginia
               (January 1, 1994)

A-6            Collectively bargained Employees at Louisville, Kentucky
               (November 1, 1997)

A-7            Collectively bargained Employees at Lockport, Illinois
              (October 1, 1999)

                                  APPENDIX A-1

                ADOPTION TERMS AND CONDITIONS -- Sebree, Kentucky

Alcan Aluminum Corporation Hourly Employees' Savings Plan

Alcan Aluminum Corporation, as Employer under the Alcan Aluminum Corporation Hourly Employees' Savings Plan ("Plan"), has adopted the Plan in its current form and as it may be hereinafter amended, with respect to the Employee classification and on the terms and conditions hereinafter set forth:

1.    Date of Adoption:
      Effective October 28, 1987

2.    Designated Eligible Employee Class:
      Collectively bargained Employees at Sebree, Kentucky

3.    Basis of Adoption:
      Basic mandatory participation pursuant to Section 2.1(b)

      - Employer contribution for each Eligible Employee covered by this Appendix of $0.30 per hour worked per each payroll period on and after 10/28/87 and before 10/28/88, allocable to the Basic Account of such Eligible Employee.

      - Employer contribution for each Eligible Employee covered by this Appendix, and allocable to the Basic Account of such Eligible Employee, of $0.65 per hour worked per each payroll period on and after 10/28/88, until the expiration of the current collective bargaining agreement, and thereafter of such greater or lesser amount as may be required under any future collective bargaining agreement.

      Voluntary participation pursuant to Section 2.1(c)

4. Participation under Section 2.1(b) shall commence on the later of October 28, 1987 or an Eligible Employee's date of employment.

                                  APPENDIX A-2

              ADOPTION TERMS AND CONDITIONS -- Terre Haute, Indiana

Alcan Aluminum Corporation Hourly Employees' Savings Plan

Alcan Aluminum Corporation, as Employer under the Alcan Aluminum Corporation Hourly Employees' Savings Plan ("Plan"), has adopted the Plan in its current form and as it may be hereinafter amended, with respect to the Employee classification and on the terms and condition hereinafter set forth.

1.    Date of Adoption:
      Effective February 1, 1988

2.    Designated Eligible Employee Class:
      Collectively bargained Employees at Terre Haute, Indiana

3.    Basis of Adoption:
      Basic mandatory participation pursuant to Section 2.1(b).

      - A one-time, $500 lump sum Employer contribution for each Eligible Employee covered by this Appendix who was active as of 12/1/89, allocable to the Basic Account of such Eligible Employee. (This amount was previously contributed to the Plan.)

      - A one-time, $3,500 lump sum Employer contribution for each Eligible Employee covered by this Appendix who was active as of 2/1/96, allocable to the Basic Account of such Eligible Employee. (This amount was previously contributed to the Plan.)

      Voluntary participation pursuant to Section 2.1(c).

                                  APPENDIX A-3

                         RESERVED -- St. Louis, Missouri

                                  APPENDIX A-4

                  ADOPTION TERMS AND CONDITIONS -- Warren, Ohio

Alcan Aluminum Corporation Hourly Employees' Savings Plan

Alcan Aluminum Corporation, as Employer under the Alcan Aluminum Corporation Hourly Employees' Savings Plan ("Plan"), has adopted the Plan in its current form and as it may be hereinafter amended, with respect to the Employee classification and on the terms and conditions hereinafter set forth:

1.    Date of Adoption:
      Effective May 1, 1992

2.    Designated Eligible Employee Class:
      Collectively bargained Employees at Warren, Ohio

3.    Basis of Adoption:
      Basic mandatory participation pursuant to Section 2.1(b)

      - A one-time, $200 lump sum Employer contribution for each Eligible Employee covered by this Appendix who was active as of 5/1/92, allocable to the Basic Account of such Eligible Employee. (This amount was previously contributed to the Plan.)

      Voluntary participation pursuant to Section 2.1(c)

                                  APPENDIX A-5

            ADOPTION TERMS AND CONDITIONS -- Fairmont, West Virginia

Alcan Aluminum Corporation Hourly Employees' Savings Plan

Alcan Aluminum Corporation, as Employer under the Alcan Aluminum Corporation Hourly Employees' Savings Plan ("Plan"), has adopted the Plan in its current form and as it may be hereinafter amended, with respect to the Employee classification and on the terms and conditions hereinafter set forth:

1.    Date of Adoption:
      Effective January 1, 1994

2.    Designated Eligible Employee Class:
      Collectively bargained Employees at Fairmont, West Virginia

3.    Basis of Adoption:
      Basic mandatory participation pursuant to Section 2.1(b).

      - A one-time, $500 lump sum Employer contribution for each Eligible Employee covered by this Appendix who was active as of 1/1/94, allocable to the Basic Account of such Eligible Employee. (This amount was previously contributed to the Plan.)

      Voluntary participation pursuant to Section 2.1(c)

                                  APPENDIX A-6

              ADOPTION TERMS AND CONDITIONS -- Louisville, Kentucky

Alcan Aluminum Corporation Hourly Employees' Savings Plan

Alcan Aluminum Corporation, as Employer under the Alcan Aluminum Corporation Hourly Employees' Savings Plan ("Plan"), has adopted the Plan in its current form and as it may be hereinafter amended, with respect to the Employee classification and on the terms and conditions hereinafter set forth:

1.    Date of Adoption:
      Effective November 1, 1997

2.    Designated Eligible Employee Class:
      Collectively bargained Employees at Louisville, Kentucky

3.    Basis of Adoption:
      Basic mandatory participation pursuant to Section 2.1(b).

      - A one-time, $100 lump sum Employer contribution for each Eligible Employee covered by this Appendix who is active as of 11/1/97, allocable to the Basic Account of such Eligible Employee.

      Voluntary participation pursuant to Section 2.1(c).

                                  APPENDIX A-7

               ADOPTION TERMS AND CONDITIONS -- Lockport, Illinois

Alcan Aluminum Corporation Hourly Employees' Savings Plan

Toyal America Inc., as a participating company under the Alcan Aluminum Corporation Hourly Employees' Savings Plan ("Plan"), has adopted the Plan in its current form and as it may be hereinafter amended, with respect to the Employee classification and on the terms and conditions hereinafter set forth:

1.    Date of Adoption:
      Effective October 1, 1999

2.    Designated Eligible Employee Class:
      Collectively bargained Employees at Lockport, Illinois

3.    Basis of Adoption:
      Basic mandatory participation pursuant to Section 2.1(b)

      - Effective January 1, 2000, an Employer contribution equal to 50% of any Participant contributions (After-tax and/or Before-tax Contributions) not exceeding 4% of Compensation, allocable to the Basic Account of such contributing Employee

      - A one-time $500 lump sum Employer contribution for each Eligible Employee covered by this Appendix who was active as of November 20, 1999, allocable to the Basic Account of such Eligible Employee

      - The Basic Account will be 0% vested until the Participant completes two years of Service, at which time the Basic Account will be 100% vested

      Voluntary participation pursuant to Section 2.1(c)

                                   APPENDIX B

   TEMPORARY PROVISIONS AND RESTRICTIONS WITH RESPECT TO CERTAIN TRANSACTIONS

Notwithstanding anything in the Plan to the contrary (including the general effective date of this restatement), the following provisions shall apply during the period from July 1, 1997 through approximately July 31, 1997 (hereinafter referred to as "the Special Election Period"):

(1) a change in Investment Fund elections pursuant to Section 5.4 of the Plan, and Investment Fund reallocations pursuant to Section 5.5 of the Plan shall be permitted for a Participant at anytime during the Special Election Period regardless of the timing of any changes in Investment Fund elections or reallocations made prior to the Special Election Period;

(2) a withdrawal pursuant to Article 8 of the Plan shall be permitted by a Participant during the Special Election Period, regardless of the timing of any withdrawal of the Participant prior to the Special Election Period;

(3) a change in a Participant's After-Tax Contributions pursuant to 3.1 or Before-Tax Contributions pursuant to Section 3.2 of the Plan shall be permitted anytime during the Special Election Period, regardless of the timing of any After-Tax Contribution or Before-Tax Contribution changes made prior to the Special Election Period; and

(4) a request from a Participant for a new loan will be accepted and processed during the Special Election Period despite the existence of a current outstanding Loan to such Participant, as long as such Participant's existing Loan has been paid in full or is anticipated to be paid in full by July 31, 1997; however, repayments on any existing loans will be required to be made without interruption during the Special Election Period.

The Committee may provide additional rules with respect to the exercise of any of the above options, make additional options available, and change the length of the Special Election Period, in any uniform and nondiscriminatory manner that it determines essential or appropriate to the operation of the Plan.

Notwithstanding anything in the Plan to the contrary (including the general effective date of this restatement), the following restrictions shall apply during the period from August 1, 1997 through approximately October 31, 1997 (hereinafter referred to as "the Freeze"):

(1) changes in Investment Fund elections pursuant to Section 5.4 of the Plan, and Investment Fund reallocations pursuant to Section 5.5 of the Plan shall not be permitted during the Freeze;

(2) withdrawals pursuant to Article 8 of the Plan shall not be permitted during the Freeze;

(3) eligible rollover distributions pursuant to Section 8.4 of the Plan, and distributions pursuant to Article 9 of the Plan shall not occur during the Freeze, except as may be required by applicable law; and

(4) requests for loans will not be accepted or processed during the Freeze, although repayments on existing loans will be required to be made without interruption.

The Committee may make additional restrictions, and may change the length of the Freeze, in any uniform and nondiscriminatory manner that it determines essential or appropriate to the operation of the Plan.

                                 AMENDMENT NO. 1
                                       TO
                           ALCAN ALUMINUM CORPORATION
                         HOURLY EMPLOYEES' SAVINGS PLAN

            This Amendment No. 1 is executed as of the date set forth below, by ALCAN ALUMINUM CORPORATION, (hereinafter called the "Company");

                                  WITNESSETH:

            WHEREAS, the Company established and maintains the Alcan Aluminum Corporation Hourly Employees' Savings Plan, effective October 28, 1987, (hereinafter referred to as the "Plan") for the benefit of eligible employees;

            WHEREAS, generally effective September 1, 1997, the Company amended and restated the Plan, and thereafter again amended and restated the Plan, generally effective January 1, 2000, in order to conform the Plan with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and to make certain other desirable changes;

            WHEREAS, pursuant to Section 13.1 of the Plan, the Company reserved the right to make further amendments thereto; and

            WHEREAS, the Company desires to amend the Plan in order to permit catch-up contributions to be made to the Plan by Participants who have attained age 50, to bring the Plan into compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001, and make other desirable changes;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Company hereby amends the Plan, as follows, effective as set forth below:

(1) Effective July 1, 2002, Section 1.11 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
1.11 to read as follows:

"1.11 `Before-Tax Contributions' means the contributions made by the Employer pursuant to an election by a Participant to reduce any Compensation and/or Special Compensation otherwise currently payable to the Participant by an equal amount in accordance with the provisions of Section 3.2 and, if applicable. 3.10."

(2) Effective July 1, 2002, Article 1 of the Plan is hereby amended by the addition of new Sections 1.13A and 1.13B to read as follows:

"1.13A `Catch-Up Contributions' means the contributions made by the Employer in accordance with the provisions of Section 3.10 pursuant to an election by a Participant to reduce cash compensation otherwise currently payable to the Participant by an equal amount.

1.13B `Catch-Up Eligible Participant' means, for any Plan Year, a Participant who is eligible to make Before-Tax Contributions under Section 3.2 and who has attained age 50 or is expected to attain age 50 before the close of such Plan Year."

(3) Effective January 1, 2002, Section 1.15 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
1.15 to read as follows:

"1.15 `Compensation' means direct compensation of a continuing nature paid to an Eligible Employee during any payroll period by an Employer or Employers. Compensation includes, but is not limited to, regular base pay, incentive program pay, overtime and other premium pay, lump sums which are paid after January 1, 1989 in lieu of salary or wage increases to each member of a defined group in a way which does not discriminate in favor of highly paid Employees, and amounts contributed by compensation reduction and deferral to the Plan and to any plan under Section 125 or 132(f)(4) of the Code. Compensation excludes, but the exclusion is not limited to, pay on the inactive payroll, Special Compensation as defined herein, gain sharing or similar payments (whether or not designated as Special Compensation), and vacation pay made in a lump sum because of termination.

       The amount of Compensation which, on an aggregate basis together with Special Compensation, is taken into account hereunder shall not be in excess of: (a) $170,000 for Plan Years beginning January 1, 2000; and (b) $200,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of Section 401(a)(17) of the Code. For any period shorter than a full Plan Year, the applicable limitation set forth in the immediately preceding sentence shall be multiplied by a fraction, the numerator of which is the number of months in such period, and the denominator of which is twelve."

(4) Effective July 1, 2002, Section 2.4 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
2.4 to read as follows:

"2.4  Requirements of Plan Enrollment

      The Eligible Employee who is eligible to participate in the Plan pursuant to the terms of an Appendix, in complying with Sections 2.1 and 2.3, shall
      (i) authorize the deduction by his Employer from his Compensation for After-Tax Contributions pursuant to Section 3.1 and/or the reduction in his Compensation and/or Special Compensation for Before-Tax Contributions pursuant to Section 3.2 and, if applicable, Section 3.10 (any such authorization or authorizations shall be deemed to be continuing authorizations until changed by notice to the Plan Administrator on the Appropriate Form or in such manner as the Plan Administrator may prescribe), (ii) agree to the terms of the Plan, (iii) specify marital status and agree to keep the Plan Administrator informed of any change in marital status, (iv) make an investment election in accordance with
      Section 5.2 and (v) indicate, to the extent and in such manner as the Plan Administrator may from time to time direct, whether he participates or has participated in any plan or plans (other than the Plan) permitting employee tax-deferred contributions and state the total amount of any such contributions made by him for the calendar year in which he complies with
      Section 2.3. In addition to any other limitation imposed pursuant to Sections 402(g) or 414(v) of the Code, the Plan Administrator may limit the amount of the Before-Tax Contributions of any Participant who has made tax-deferred contributions to any plan (other than the Plan) in any calendar year for which the Participant elects to make Before-Tax Contributions to the Plan."

(5) Effective July 1, 2002, Sections 3.1 and 3.2 of the Plan are hereby amended by the deletion of such Sections in their entirety and the substitution of new Sections 3.1 and 3.2 to read as follows:

"3.1  After-Tax Contributions

      Subject to the limitations of Section 4.3, each Participant may elect to contribute to the Plan, on an after-tax basis, by means of payroll deduction from his Compensation, an integral percentage of up to, effective July 1, 2002, 50% (previously, 30%) of such Compensation, such payroll deductions to commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. Participant contributions to the Plan pursuant to this Section 3.1 are After-Tax Contributions. If Before-Tax Contributions pursuant to Section
      3.2 are made with respect to the Participant, then the rate of After-Tax Contributions under this Section 3.1 shall not exceed, effective July 1, 2002, 50% (previously 30%) minus the rate of Before-Tax Contributions with respect to the Participant for the same payroll period.

      After-Tax Contributions pursuant to this Section 3.1 shall be transferred to the Trustee as soon as administratively practicable, but in all events within 15 days after the end of the month in which such contributions are withheld from the Participant's Compensation.

3.2   Before-Tax Contribution

      Subject to the limits of Sections 3.6, 4.3 and this Section, a Participant may elect to have an integral percentage of up to, effective July 1, 2002, 50% (previously, 30%) of the Compensation otherwise payable to him by the Employer after the effective date of his election constitute a Before-Tax Contribution hereunder and have the Employer or collective bargaining agent reduce his Compensation by the amount of such Before-Tax Contribution and transfer such Before-Tax Contribution instead to the Trustee.

      In addition, but also subject to such limits, a Participant may elect to have any Special Compensation otherwise payable to him reduced by 25%, 50%, 75% or 100% and have the Employer make a contribution to the Trustee in an amount equal to such Before-Tax Contribution. However, in the event that the portion of the Special Compensation which the Participant has elected to receive in cash is not sufficient to pay any federal, state, local or other payroll or withholding taxes due or payable as a result of the entire Special Compensation payment, the Employer or Plan Administrator shall reduce the amount contributed to the Trustee on behalf of the Participant by the amount necessary to fully pay any such taxes, and the Participant shall be deemed to have elected to have only such net amount contributed as a Before-Tax Contribution hereunder.

      Payroll deferrals shall commence to the extent practicable with the paydate which coincides with or next follows the Participant's Entry Date. The deposit of Before-Tax Contributions shall be made no later than the 15th business day of the calendar month next following the month in which the cash Compensation or Special Compensation with respect to which such reduction is effective would have been paid.

      Before-Tax Contributions shall be such integral percentage of the Participant's Compensation or Special Compensation as the Participant shall have designed but not to exceed the maximum percentage applicable for the Plan Year as determined by the Plan Administrator, separately for HCEs and all other Participants; provided, however, that in no event shall the amount of a Participant's Before-Tax Contributions exceed: (a) $10,500 for Plan Years beginning on January 1, 2000; and (b) $11,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect for any other Plan Year in accordance with the applicable provisions of the Code, including Section 402(g) of the Code and, effective July 1, 2002, Section 414(v) of the Code. Effective July 1, 2002, in addition to any Before-Tax Contributions permitted under this section, certain Participants shall also be permitted to make Catch-Up Contributions under Section 3.10. The rules, limitations and procedures applicable to such Catch-Up Contributions under Section 3.10 shall supercede any contrary provisions of this Section 3.2 or the other sections of this Article 3 or Article 4."

(6) Effective January 1, 2002, Section 3.4 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
3.4 to read as follows:

"3.4  Change in Contribution Rate

      A Participant may increase or decrease the amount of his After-Tax Contributions pursuant to Section 3.1 or the amount of Before-Tax Contributions pursuant to Section 3.2. To the extent practicable, any such change shall be effective as of the first paydate which next follows any Entry Date by the Participant giving notice to the Plan Administrator in such manner as the Plan Administrator shall prescribe prior to such Entry Date. Notwithstanding the foregoing provisions of this Section 3.4, in the event that the Before-Tax Contributions of a Participant equal: (a) $10,500 for Plan Years beginning on January 1, 2000; and (b) $11,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of the Code, including Section 402(g) of the Code and, effective July 1, 2002, Section 414(v) of the Code, such Participant shall be deemed to have elected to commence to make After-Tax Contributions pursuant to Section 3.1 at the percentage rate then in effect with respect to the Participant's Before-Tax Contributions immediately prior to such deemed election, except as otherwise provided by procedures established by the Plan Administrator. When any modification in the manner of contribution becomes effective under a deemed election under the preceding sentence any affected elections previously in effect with respect to the Participant shall also be deemed to have been appropriately adjusted to conform to the deemed election contemplated under the preceding sentence. Any such deemed election (whether in the manner of contribution or otherwise) shall remain in effect with respect to the Participant until the January 1 immediately following the effective date of the deemed election. Effective on such January 1, the Participant will have to make another election to reinstate the manner of contribution in effect immediately prior to any such deemed election or the Plan Administrator may reinstate the election in force before the dollar limit was reached, under such procedures as the Plan Administrator shall deem appropriate."

(7) Effective January 1, 2002, except as otherwise indicated, Section 3.6 of the Plan is hereby amended by the deletion of subsection(c) in its entirety and the substitution of a new Section 3.6(c) to read as follows:

      "(c) For purposes of this Section 3.6, the term `Deferral Percentage' shall mean, for any Eligible Employee for any Plan Year, the ratio of:

            (i) the aggregate of the Before-Tax Contributions which, in accordance with the rules set forth in Treasury Regulation
                  Section 1.401(k)-1(b)(4), are taken into account with respect to such Plan Year (and excluding, effective July 1, 2002, any Catch-Up Contributions made pursuant to Section 3.10 hereof), to

            (ii) such Eligible Employee's `Section 414(s) compensation' for such Plan Year. For this purpose, the term "Section 414(s) compensation" shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f)(4) and 402(e)(3) of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to elect to have Before-Tax Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed: (A) $170,000 for Plan Years beginning on January 1, 2000; and (B) $200,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of Section 401(a)(17) of the Code."

(8) Effective July 1, 2002, Section 3.9 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
3.9 to read as follows:

"3.9  Make-Up Contributions after Return from Military Service

      In the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service and had failed to make after-tax contributions and/or before-tax contributions while on such leave of absence, then to the extent required by Section 414(u) of the Code, the Participant shall be permitted to elect to make make-up contributions relating to such period of Military Service. The period during which such Participant may make such make-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five years following such date of rehire or three times the Participant's period of Military Service. Such deferrals shall not be required to be taken into account for purposes of Section 3.6 in the year that they are made or the year to which they relate."

(9) Effective July 1, 2002, Article 3 of the Plan is hereby amended by the addition of a new Section 3.10 to read as follows:

"3.10 Catch-Up Contributions After Attainment of Age 50.

      Effective July 1, 2002, a Catch-Up Eligible Participant may, in accordance with and subject to the limitations of this Section 3.10, Section 414(v) of the Code and the procedures adopted by the Plan Administrator, be eligible to make Catch-Up

      Contributions. Such Catch-Up Contributions shall constitute Before-Tax Contributions and shall be made as follows:

            (a) A Catch-Up Eligible Participant shall be subject to an "Adjusted Dollar Limit" for Before-Tax Contributions, in lieu of the dollar limit otherwise applicable pursuant to the last paragraph of Section 3.2 and Section 402(g) of the Code (the "Regular 402(g) Limit"). The "Adjusted Dollar Limit" for any year shall be the sum of the Regular 402(g) Limit for such year plus the "Applicable Dollar Amount" for such year under
                  Section 414(v)(2)(B)(i) of the Code. The "Applicable Dollar Amount" for the Plan Year beginning on January 1, 2002, is $1,000 and such amount is scheduled to be increased in $1,000 increments through the 2006 Plan Year and may be increased for future Plan Years in accordance with the applicable provisions of the Code. Any amount contributed by a Participant as a Before-Tax Contribution for a Plan Year which is in excess of the Regular 402(g) Limit for such Plan Year, shall, to the extent of the Applicable Dollar Amount, automatically constitute a Catch-Up Contribution hereunder. Basic Contributions shall be made with respect to Catch-Up Contributions under this subsection 3.10(a) to the same extent as Basic Contributions would otherwise be made pursuant to
                  Section 4.1 with respect to other Before-Tax Contributions under Section 3.2.

            (b) Any Catch-Up Eligible Participant whose Before-Tax Contributions for a Plan Year do not exceed the Regular 402(g) Limit, but whose After-Tax Contributions and Before-Tax Contributions reach the percentage limit of such Participant's Compensation set forth in Sections 3.1 and 3.2 (the "Percentage Limit") or whose Annual Additions reach the limit described in Section 4.2 (the "415 Limit"), may elect, in such manner as the Plan Administrator shall prescribe, to make further Before-Tax Contributions in excess of such Percentage Limit and 415 Limit. Such further Before-Tax Contributions shall constitute Catch-Up Contributions hereunder. No Basic Contributions shall be made with respect to Catch-Up Contributions made pursuant to this subsection 3.10(b).

            (c) A Participant's Catch-Up Contributions for a Plan Year shall not exceed the Participant's Compensation for such Plan Year, reduced by any other elective deferrals of the Participant for the Plan Year. In addition, a Participant's Catch-Up Contributions for a Plan Year shall not exceed the Applicable Dollar Amount for such Plan Year.

            (d) Catch-Up Contributions made in accordance this Section 3.10 shall constitute Before-Tax Contributions and, except as provided hereunder or by applicable law, shall be subject to the provisions of this Plan generally applicable with respect to Before-Tax Contributions. Without limiting the foregoing, the deposit of any Catch-Up Contributions shall be made no later than the 15th business day of the calendar month next following the month in which the cash Compensation with respect to which such reduction is effective would have been paid, Catch-Up Contributions shall be credited to the Participant's Before-Tax Account and Catch-Up Contributions shall be subject to the same provisions related to vesting, investment and distribution as other Before-Tax Contributions credited to the Participant's Before-Tax Account.

            (e) Notwithstanding anything in this Plan to the contrary, Catch-Up Contributions made in accordance with this Section
                  3.10 shall not be taken into account for purposes of the provisions of this Plan, implementing the required limitations of Sections 402(g) and 415 of the Code and this Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as
                  applicable, by reason of the making of such Catch-Up Contributions."

(10) Effective January 1, 2002, Section 4.3 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
4.3 to read as follows:

"4.3  Limitations

      Notwithstanding any provision of the Plan to the contrary, in no event in any calendar year shall the `Annual Addition' (as hereinafter defined) on behalf of any Participant exceed:

            (a) for calendar years beginning before January 1, 2002, the lesser of:

                  (i) 25% of the Participant's `Section 415 compensation' (as hereinafter defined) for the calendar year; or

                  (ii) $35,000 or such other (generally lesser) amount as constituted the limit under Section 415(c)(1)(A) of the Code, as adjusted under Section 415(d) of the Code; and

            (b) for calendar years beginning on or after January 1, 2002, the lesser of:

                  (i) 100% of the Participant's `Section 415 compensation' (as hereinafter defined) for the calendar year; or

                  (ii) $40,000 or such greater amount as constitutes the limit under Section 415(c)(1)(A) of the Code, as adjusted under Section 415(d) of the Code

      The term `Annual Addition' means the sum for any calendar year of (a) any Employer contributions (including Before-Tax Contributions other than Catch-Up Contributions) to the Plan and to all other defined contribution plans (combining, for this purpose, all defined contribution plans of the Corporate Group, as modified by Section 415(h) of the Code), (b) forfeitures under all such plans, (c) all after-tax contributions (including After-Tax Contributions) under such plans, and (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code for the year.

      For purposes of this Section 4.3, the term `Section 415 compensation' means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include, for Plan Years beginning on and after January 1, 1998, all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f) and 402(e)(3) of the Code.

      If a Participant is also participating in another tax-qualified defined contribution plan maintained by any member of the Corporate Group (as modified by Section 415(h) of the Code), the otherwise applicable limitation on Annual Additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Section 415(c)(2) of the Code) under any such other defined contribution plan.

      If the limitations applicable to any Participant in accordance with this
      Section 4.3 would be exceeded, the contributions made by or on behalf of a Participant under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i) After-Tax Contributions, (ii) Before-Tax Contributions (other than Catch-Up Contributions), (iii) Basic Contributions, and (iv) Qualified Contributions made pursuant to Section 4.4.

      In the event that, notwithstanding the foregoing provisions of this
      Section 4.3, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of an error in estimating Compensation, the allocation of forfeitures, if any, or a reasonable error in determining the amount of Before-Tax Contributions:

            (i) the After-Tax Contribution and Before-Tax Contribution portions of such excess shall be returned to the Participant, along with any income attributable thereto; and

            (ii) the Basic Contribution portion shall be held in a suspense account and, if such Participant remains a Participant, shall be used to reduce Basic Contributions for such Participant for the succeeding Plan Years; provided, however, that if such Participant ceases to be an active Participant in the Plan, the suspense account shall be used to reduce Basic Contributions for all Participants in the Plan Year in which he ceases to be a Participant, and all succeeding years, as necessary."

(11) Effective July 1, 2002, Section 4.6 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
4.6 to read as follows:

"4.6  Employer Contributions upon Return from Military Service

      In the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service, any Employer contribution, or any other matching or profit sharing contribution, which would have been made on behalf of such Participant, had he not been on such leave of absence, shall be made on his behalf and allocated to his Basic Account or other account, as applicable, to the extent required by Section 414(u) of the Code. Any such allocation shall be calculated based on any make-up contributions made under Section 3.9 using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced and based on the matching or other contribution formula in effect for the Plan Year to which such make-up contribution relates, as applicable. Such Employer contribution, or any other employer matching or profit sharing contribution, shall not be required to be taken into account under Section
      4.3 in the Plan Year in which such contribution is made or to which such contribution relates."

(12) Effective January 1, 2002, Section 8.4 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
8.4 to read as follows:

"8.4  Certain Eligible Rollover Distributions

      Notwithstanding anything in the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.4, a `distributee' (as hereinafter defined) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an `eligible rollover distribution' (as hereinafter defined) paid directly to an `eligible retirement plan' specified by the distributee in a `direct rollover.'

      For purposes of this Section 8.4, the following terms shall have the following meanings:

      (a) `distributee' means an Eligible Employee or former Eligible Employee. In addition, the surviving spouse of an Eligible Employee or former Eligible Employee or a spouse or former spouse of an Eligible Employee or former Eligible Employee who is the alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or the former spouse;

      (b) `eligible rollover distribution' means any distribution of all or any portion of the balance to the credit of the distributee under the Plan, except that an eligible rollover distribution shall not include:

            (i) any distribution from the Plan that is one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more;

            (ii) any distribution from the Plan to the extent such distribution is required under Section 401(a)(9) of the Code; or

            (iii) the portion of any distribution from the Plan that is not includible in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that for distributions made on or after January 1, 2002, After-Tax Contributions are included in a distributee's eligible rollover distribution;

      (c)   `eligible retirement plan' means:

            (i) an individual retirement account described in Section 408(a) of the Code;

            (ii) an individual retirement annuity described in Section 408(b) of the Code;

            (iii) an annuity plan described in Section 403(a) of the Code;

            (iv)  a qualified trust described in Section 401(a) of the Code;

            (v) for distributions made on or after January 1, 2002, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code;

            (vi) for distributions made on or after January 1, 2002, an annuity contract described in Section 403(b) of the Code; and

            (vii) any such other plan, contract or other arrangement as may be specified by statute or regulations in accordance with Section 401(a)(31) of the Code;

            in any case, that accepts the distributee's eligible rollover distribution.

            Notwithstanding the foregoing, for Plan Years beginning prior to January 1, 2002, with respect to an eligible rollover distribution to a surviving spouse of an Eligible Employee or former Eligible Employee, an eligible retirement plan means only an individual retirement account or an individual retirement annuity; and

      (d) `direct rollover' means a payment by the Plan to the eligible retirement plan specified by the distributee."

(13) Effective January 1, 2002, Section 9.1 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
9.1 to read as follows:

"9.1  Distributions on Termination of Employment

      When a Participant's employment with all Affiliated Companies is terminated, the Value of his vested interest in his Accounts shall be distributed to him or, if distribution is being made by reason of death, to his Beneficiary. For purposes of this Section 9.1, and subject to the provisions of Section 13.6, a termination of employment occurs upon a quit, discharge, termination due to a permanent shutdown or sale of a plant (except for situations involving a spinoff to another qualified plan), an absence that continues after the period of a leave of absence granted by an Employer expires, or a break in seniority under the terms of any applicable collective bargaining agreement, whichever occurs first. Any amount distributed to a Participant or a Participant's Beneficiary pursuant to the preceding sentence shall be reduced to the extent the Participant's Accounts are subject to a pledge under Section 15.5. All amounts distributable pursuant to this Article 9 shall be paid as soon as practicable on or after the Valuation Date as of which payment is to be made (and except as provided in Sections 9.2 and 9.3, in all events within 60 days after the end of the later of the Plan Year in which the Participant attains age 65 or terminates employment with all Affiliated Companies). The Participant's Accounts shall be retained and administered under the Plan until the date of distribution.

      Effective January 1, 2002 (except with respect to any individuals who entered into severance agreements with an Employer prior to that date) for purposes of this Plan, including without limitation this Section and Sections 1.44 and 8.1, `discharge' shall include any cessation of active service by an Employee which is expected to be permanent and in connection with which the individual receives severance payments, payments from the inactive payroll or any other similar payments, and such a discharge shall constitute a `termination of employment,' a `termination of service' (or `Service'), `ceasing to be employed' and any other similarly described event."

(14) Effective July 1, 2002, Section 16.1 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section
16.1 to read as follows:

"16.1 Rollovers to the Plan

      A Participant who is an Eligible Employee who has had distributed to him his interest in an eligible retirement plan (which, effective July 1, 2002, is defined for purposes of this Section 16.1 as it is defined in
      Section 8.4(c) effective January 1, 2002) may, in accordance with procedures approved by the Plan Administrator, roll over all or a portion of such distribution to the Trustee provided the following conditions are met:

      (a) the rollover (i) occurs on or before the 60th day following his receipt of the distribution from the eligible retirement plan; or
            (ii) the rollover is a "direct rollover" (within the meaning of Treasury Regulation Section 1.401(a)(31)-1T, Q&A-3) from the eligible retirement plan;

      (b) the distribution or direct rollover from the eligible retirement plan is an eligible rollover distribution within the meaning of
            Section 402(c) of the Code, or
            qualifies as a rollover contribution under Section 408(d)(3) of the Code;

      (c) the amount rolled over does not include any amounts not otherwise includible in gross income in accordance with Section 402(c)(2) of the Code, except that, effective July 1, 2002, an amount transferred in a direct rollover from a qualified trust described in Section 401(a) of the Code may, to the extent permitted by the Code, include amounts not otherwise includible in gross income, which amounts shall, in such manner as is determined by the Plan Administrator, be separately accounted for hereunder (including without limitation, crediting such amounts to an After-Tax Account rather than a Rollover Account, if the Plan Administrator so determines).

      The Plan Administrator shall develop such procedures, and may require such information from a Participant desiring to make such a rollover, as it deems necessary or desirable to determine that the proposed rollover shall meet the requirements of this Section 16.1. Rollovers made to this Plan shall only be allowed on a cash basis (wire transfer or checks). Any such rollover amount shall be invested as directed by such Eligible Employee's separate investment election consistent with Article 5."

(15) Effective January 1, 2002, subsection (e) of Section 17.1 of the Plan is hereby amended by the deletion of such subsection in its entirety and the substitution of a new Section 17.1(e) to read as follows:

      "(e) `Present Value of Accounts' means, as of a given Determination Date, the sum of the Value of the Participant's Accounts under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made to or on behalf of any Participant in the Plan Year ending on the Determination Date and, for distributions made for reasons other than separation from service, disability or death, the four preceding Plan Years, but shall not take into consideration the Value of the Accounts of any Participant who has not performed any services for an Employer during the five-year period ending on the Determination Date."

(16) Effective January 1, 2002, subsection (a) of Section 17.2 of the Plan is hereby amended by the deletion of such subsection in its entirety and the substitution of a new Section 17.2(a) to read as follows:

      "(a) For any Plan Year in which the Plan is Top-Heavy, the minimum Basic contribution during the Plan Year on behalf of a Non-Key Employee shall be equal to the lesser of (i) 3% of such Non-Key Employee's `Section 416 compensation;' or (ii) the percentage of `Section 416 compensation' at which Employer contributions are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest. For the purposes of this subsection (a) the term `Section 416 compensation' shall mean the Section 415 compensation (as defined in Section 4.3) for the Plan Year under consideration, subject to the applicable limitations of Section 401(a)(17) of the Code, and the Employer contributions referred to in paragraph (ii) shall be deemed to include both Basic Contributions and Before-Tax Contributions. For Plan Years commencing on or after January 1, 2002, matching contributions made by the Employer, including Basic Contributions made in accordance with Section 4.1(b), shall be taken into account for purposes of determining whether Employer contributions for a Non-Key Employee reach the percentage level required under the first sentence of this subsection 17.2(a)."

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its officers thereto duly authorized this _____ day of May, 2002.

                                                   ALCAN ALUMINUM CORPORATION
                                                         ("Company")

                                                   By___________________________

                                                   And__________________________

                                 AMENDMENT NO. 2

                                       TO

            ALCAN ALUMINUM CORPORATION HOURLY EMPLOYEES' SAVINGS PLAN

            This Amendment No. 2 is executed as of the date set forth below, by Alcan Aluminum Corporation, (hereinafter called the "Company").

                                  WITNESSETH:

            WHEREAS, the Company established and maintains the Alcan Aluminum Corporation Hourly Employees' Savings Plan, effective October 28, 1987, (hereinafter referred to as the "Plan") to provide retirement benefits to certain eligible employees;

            WHEREAS, the Company amended and restated the Plan, generally effective January 1, 2000, in order to conform the Plan with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997, and to make certain other desirable changes;

            WHEREAS, the Company reserved the right, pursuant to Section 13.1 of the Plan, to make amendments thereto; and

            WHEREAS, the Company has amended the restated Plan on one previous occasion;

            WHEREAS, the Company desires to amend the Plan in order to modify the minimum required distribution provisions in accordance with final regulations published by the Internal Revenue Service ("IRS"); to bring the Plan into compliance on a good faith basis with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 and related regulations, to update the Plan's claims procedures for compliance with Department of Labor regulations and other pronouncements, to incorporate the provisions of IRS Revenue

Ruling 2002-27 relating to compensation under Section 125 of the Code, to reflect a higher matching contribution for certain employees of Toyal America, Inc. and to make other desirable changes;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Company hereby amends the Plan, as follows:

             MINIMUM REQUIRED DISTRIBUTIONS (CODE SECTION 401(A)(9))

(1) Effective January 1, 2001, Section 9.5 of the Plan is hereby amended by the addition of a new last paragraph at the end of said Section to read as follows:

      "With respect to distributions under the Plan made in the calendar year beginning January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January, 2001, notwithstanding any provision of the Plan to the contrary."

(2) Effective April 17, 2002, Section 9.5 of the Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a new Section
9.5 to read as follows:

"9.5 Mandatory Commencement of Benefits

      Subject to Section 401(a)(9) of the Code, Treasury Regulation Sections 1.401(a)(9)-1 through -9, and any amendments to such regulations or section:

      (a) a Participant who is a 5% owner (as defined in Section 416(i) of the Code) at any time after the attainment of age 661/2, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the calendar year in which such Participant attains age 701/2;

      (b) a Participant who is not a 5% owner at any time after the attainment of age 66 1/2, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) his termination of employment with the Employer and any Affiliated Company; and

      (c) a Participant who becomes a 5% owner after the attainment of age 701/2, but prior to termination of employment, shall receive the Value of his Accounts no later than the April 1 of the calendar year following the calendar year in which such Participant becomes a 5% owner.

                  Any payments under this Plan shall be adjusted to meet the requirements of Section 401(a)(9) of the Code and the regulations thereunder. Thus, to the extent the distributions otherwise provided for under this Plan would not satisfy
                  Section 401(a)(9) of the Code, the entire interest of each Participant (a) shall be distributed to him not later than the required beginning date as defined in Section 401(a)(9)(C) of the Code, or (b) shall be distributed, beginning not later than the required beginning date, in accordance with regulations or proposed regulations, over the life of the Participant or over the life of the Participant and Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life of the Participant and Beneficiary). Except to the extent that Section 9.3, or other provisions of this Section or this Plan, would cause such distribution to be in the form of a single lump sum payment, the amount to be distributed each year must be at least an amount (i) equal to the quotient obtained by dividing the Participant's entire interest, determined as of the last Valuation Date for the Plan Year immediately preceding the year for which such distribution is being made, by the life expectancy of the Participant or joint and survivor life expectancy of the Participant and designated Beneficiary or,
                  (ii) calculated under such other method as may be prescribed by the Department of Treasury.

                  Notwithstanding any provision of the Plan to the contrary, distributions made under this Section 9.5 shall be deemed to satisfy any distribution options provided for in the Plan that are inconsistent with Section 401(a)(9) of the Code. In addition, any distribution required under the incidental death benefit rule of Section 401(a)(9)(G) of the Code shall be treated as a distribution required under this Section.

                  With respect to distributions under the Plan made on or after April 17, 2002, relating to calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final and temporary regulations under
                  Section 401(a)(9) of the Code that were published on April 17, 2002, notwithstanding any provision of the Plan to the contrary."

                      EGTRRA AND OTHER LEGISLATIVE CHANGES

(3) Effective January 1, 2002, Section 3.6 of the Plan is hereby amended by the deletion of subsection (c)(ii) of said Section and the substitution in lieu thereof of a new subsection (c)(ii) to read as follows:

            "(ii) such Eligible Employee's `Section 414(s) compensation' for such Plan Year. For this purpose, the term `Section 414(s) compensation' shall mean W-2 compensation as permitted and described in Treasury Regulation Sections 1.414(s)-1(c)(2) and 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 (including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage), 132(f)(4), 402(e)(3) and 457 of the Code. In the case of an Eligible Employee who begins, resumes, or ceases to be eligible to elect to have Before-Tax Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Section 414(s) compensation received by the Eligible Employee during the entire Plan Year. In no case shall the Section 414(s) compensation for any Eligible Employee for any Plan Year exceed: (A) $170,000 for Plan Years beginning on January 1, 2000; and (B) $200,000 for Plan Years beginning on or after January 1, 2002, or such higher dollar limit as may be in effect with respect to any other Plan Year in accordance with the applicable provisions of the Code."

(4) Effective January 1, 2002, Section 4.3 of the Plan is hereby amended by the deletion of the third paragraph of said Section and the substitution in lieu thereof of a new third paragraph to read as follows:

      "For purposes of this Section 4.3, the term `Section 415 compensation' means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125 (including, effective January 1, 2002, any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage), 132(f), 402(e)(3) and 457 of the Code."

NOTWITHSTANDING AMENDMENT NO. 3 TO THE PLAN, THE ABOVE PROVISION SHALL BECOME EFFECTIVE JANUARY 1, 2002, AND SHALL SUPERSEDE ANY AMENDMENT TO THE THIRD PARAGRAPH OF SECTION 4.3 CONTAINED IN AMENDMENT NO. 3 TO THE PLAN THAT CONTAINS AN EARLIER EFFECTIVE DATE.

(5) Effective January 1, 2002, Section 4.6 of the Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a Section 4.6 to read as follows:

"4.6  Employer Contributions upon Return from Military Service

      Effective December 12, 1994, in the event that a Participant returns to employment with an Employer immediately following a leave of absence due to Military Service, any Employer contribution, or any other employer matching or profit sharing contribution, which would have been made on behalf of such Participant, had he not been on such leave of absence, shall be made on his behalf and allocated to his Basic Account or other account, as applicable, to the extent required by Section 414(u) of the Code. Any such allocation shall be calculated based on any make-up contributions made under Section 3.9 using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced and based on the matching or other contribution formula in effect for the Plan Year to which such make-up contribution relates, as applicable. Such Employer contribution, or any other employer matching or profit sharing contribution, shall not be required to be taken into account under Section
      4.3 in the Plan Year in which such contribution is made or to which such contribution relates."

                 CLAIMS PROCEDURES (LABOR REGULATION 2560.503-1)

(6) Effective January 1, 2002, Section 11.11 of the Plan is hereby amended by the addition of a new last paragraph at the end of said Section to read as follows:

      "Notwithstanding the foregoing, in the case of a determination relating to a disability benefit, the following claims and appeal procedures shall apply:

      (1) The time for the initial determination of benefit shall be 45 days (instead of 90 days), and may be extended for two additional periods of 30 days each (instead of one additional period of 90 days). A notice to the Claimant of any such extension shall be provided prior to the start of the extension and shall indicate that the local representative of the Corporation has determined that the extension is necessary due to matters beyond the control of the local representative of the Corporation, the circumstances requiring the extension, the date by which a decision is expected, the standards upon which entitlement to disability benefits is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve the claim. The Claimant shall be afforded at least 45 days in which to provide the specified information (during which time, the period for the local representative of the Corporation to make a determination shall be tolled).

      (2) To the extent any internal rule, guideline, protocol or similar criterion is relied upon in making an initial adverse claims determination, then a copy of such rule, guideline, protocol or criterion shall be available to the Claimant upon request, free of charge.

      (3) The time for requesting a review of an initial adverse claims determination shall be 180 days (instead of 120 days).

      (4) The review shall be made by the Plan Administrator and shall be made by a person or entity which is neither the individual nor a subordinate of the individual who made the initial determination of benefit. If the initial determination of benefit was based in whole or in part on a medical judgment, the Plan Administrator shall consult with an appropriate health care professional who was not consulted in the initial determination of benefit and who is not the subordinate of the individual consulted in the initial claims determination. In addition, the identity of the health care professionals consulted in connection with the initial determination and the determination on appeal shall be available to the Claimant upon request.

      (5) The time for a decision to be rendered by the Plan Administrator on a request for review shall be 45 days (instead of 60 days), and may be extended for an additional 45 days (instead of 60 days)."

                                  MISCELLANEOUS

(7) Effective January 1, 2003, Item 3 of Appendix A-7 of the Plan is hereby amended by the deletion of said Item and the substitution in lieu thereof of a new Item 3 to read as follows:

"3.   Basis of Adoption:

      Basic mandatory participation pursuant to Section 2.1(b)

      - Effective January 1, 2003, an Employer contribution equal to 50% of any Participant contributions (After-tax and/or Before-tax Contributions) not exceeding 5% of Compensation (4% of Compensation from January 1, 2000 to December 31, 2002), allocable to the Basic Account of such contributing Employee

      - A one-time $500 lump sum Employer contribution for each Eligible Employee covered by this Appendix who was active as of November 20, 1999, allocable to the Basic Account of such Eligible Employee

      - The Basic Account will be 0% vested until the Participant completes two years of Service, at which time the Basic Account will be 100% vested

      Voluntary participation pursuant to Section 2.1(c)"

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its officers thereto duly authorized this______ day of________________________ , 2003.

                                        ALCAN ALUMINUM CORPORATION

                                        By:_____________________________________

                                        Title:__________________________________

                                 AMENDMENT NO. 3
                                       TO
            ALCAN ALUMINUM CORPORATION HOURLY EMPLOYEES' SAVINGS PLAN

            This Amendment No. 3 is executed as of the date set forth below by ALCAN ALUMINUM CORPORATION (hereinafter called the "Company").

                                   WITNESSETH:

            WHEREAS, the Company established and maintains the Alcan Aluminum Corporation Hourly Employees' Savings Plan, effective October 28, 1987 (hereinafter referred to as the "Plan") for the benefit of eligible employees;

            WHEREAS, generally effective September 1, 1997, the Company amended and restated the Plan, and thereafter again amended and restated the Plan, generally effective January 1, 2000, in order to conform the Plan with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 (the foregoing collectively referred to as "GUST") and to make certain other desirable changes;

            WHEREAS, pursuant to Section 13.1 of the Plan, the Company reserved the right to make further amendments thereto; and

            WHEREAS, the Company has amended the restated Plan on two previous occasions;

            WHEREAS, the Company desires to amend the Plan further in order to bring the Plan into good faith compliance with GUST, to secure a favorable determination letter from the Internal Revenue Service and to make other desirable changes;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Company hereby amends the Plan, as follows:

            (1) Effective January 1, 1997, Section 1.27 of the Plan is hereby amended by the deletion of such Section in its entirety and the substitution of a new Section 1.27 to read as follows:

    "1.27 `Leased Person' means, effective January 1, 1997, any individual
          (other than a common law employee of an Employer or an Affiliated Company) who, pursuant to an agreement between the Employer or Affiliated Company and any other person or leasing organization (`Leasing Organization') has performed services for the Employer or Affiliated Company (or for related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the Employer or Affiliated Company. Contributions or benefits provided to a Leased Person by the Leasing Organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer."

            (2) Effective January 1, 1997, Section 3.6(a) of the Plan is hereby amended by the deletion of such Subsection in its entirety and the substitution of a new Section 3.6(a) to read as follows:

     "(a) Notwithstanding the foregoing provisions of this Article 3, the Plan
          Administrator shall limit the amount of Before-Tax Contributions made on behalf of each Eligible Employee who is an HCE for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

          (i) the `Current Year Actual Deferral Percentage' (as hereinafter defined) for the group of Eligible Employees who are HCEs is not more than the "Prior Year Actual Deferral Percentage" of all other Eligible Employees multiplied by 1.25; or

          (ii) the excess of the Current Year Actual Deferral Percentage for the group of Eligible Employees who are HCEs over the Prior Year Actual Deferral Percentage of all other Eligible Employees is not more than two percentage points, and the Current Year Actual Deferral Percentage for the group of Eligible Employees who are HCEs is not more than the Prior Year Actual Deferral Percentage of all other Eligible Employees multiplied by 2.0.

          Notwithstanding the provisions in subparagraphs (i) and (ii) above, the Corporation may elect, subject to the limitations described in Internal Revenue Service Notice 98-1, to perform the tests using the Current Year Actual Deferral Percentage for all Eligible Employees who are not HCEs rather than the Prior Year Actual Deferral Percentage. For Plan Years beginning on and after January 1, 1997 and through December 31, 2001 (and for later Plan Years, until changed pursuant to the previous sentence), the Corporation has used and anticipates using the Prior Year Actual Deferral Percentage for Eligible Employees who were not HCEs."

            (3) Effective January 1, 1998, Section 4.3 of the Plan is hereby amended by modifying the third sentence thereof to read as follows:

      "For purposes of this Section 4.3, the term `Section 415 compensation' means the Participant's W-2 compensation as permitted and described in Treasury Regulation Section 1.415-2(d)(11)(i), and shall also include, for Plan Years beginning on and after January 1, 1998, all amounts currently not included in the Eligible Employee's gross income by reason of Sections 125, 132(f)(4), 402(e)(3) and 457 of the Code."

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed by its officers thereto duly authorized as of this_____ day of______________ , 2003.

                                                    ALCAN ALUMINUM CORPORATION

                                                    By:_________________________

                                                    Title:______________________

                                 AMENDMENT NO. 4
                                       TO
            ALCAN ALUMINUM CORPORATION HOURLY EMPLOYEES' SAVINGS PLAN

            This Amendment No. 4 is executed as of the date set forth below by Alcan Aluminum Corporation (which, effective July 31, 2003, is merging with and into Alcan Corporation) (the "Corporation").

                                   WITNESSETH:

            WHEREAS, Alcan Aluminum Corporation established and maintains the Alcan Aluminum Corporation Hourly Employees' Savings Plan, effective October 28, 1987 (hereinafter referred to as the "Plan") for the benefit of eligible employees; and

            WHEREAS, Alcan Aluminum Corporation most recently restated the Plan, generally effective January 1, 2000; and

            WHEREAS, effective July 31, 2003, Alcan Aluminum Corporation, which is an Ohio corporation, is reorganizing into a parent company and three operating companies (the "Reorganization"), all of which shall be Texas corporations, by (1) merging into a newly established subsidiary of Alcan Inc., which subsidiary is to be called Alcan Corporation, and (2) engaging in a divisive merger to form three subsidiaries known as Alcan Products Corporation, Alcan Primary Products Corporation and Alcan Aluminum Corporation, each of which shall hold certain operating assets; and

            WHEREAS, pursuant to Section 13.1 of the Plan, Alcan Aluminum Corporation reserved the right to make further amendments thereto; and

            WHEREAS, as a result of the Reorganization, Alcan Aluminum Corporation desires to again amend the Plan in order to reflect the plan sponsor and the participating companies, effective July 31, 2003;

            NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the Corporation hereby amends the Plan, effective July 31, 2003, as follows:

      1. The Plan is hereby amended by the addition of a new last paragraph to the FOREWORD, to read as follows:

"Effective July 31, 2003, the Alcan Aluminum Corporation, which is an Ohio corporation, is reorganizing into a parent company and three operating companies, all of which shall be Texas corporations, by (1) merging into a newly established subsidiary of Alcan Inc., which subsidiary is to be called Alcan Corporation, and (2) engaging in a divisive merger to form three subsidiaries known as Alcan Products Corporation, Alcan Primary Products Corporation and Alcan Aluminum Corporation, each of which shall hold certain operating assets."

            2. The Plan is hereby amended by the deletion of Section 1.17 in its entirety and the substitution in lieu thereof of a new Section 1.17 to read as follows:

"1.17 "Corporation" means, with respect to periods prior to July 31, 2003, Alcan
      Aluminum Corporation, an Ohio corporation, and with respect to periods on and after July 31, 2003, Alcan Corporation, a Texas corporation (the successor by merger to the Ohio corporation known as Alcan Aluminum Corporation) and any successor to such corporation by merger, purchase, reorganization or otherwise, or any other corporation or business entity which agrees to assume the position of the Corporation hereunder. In connection with such reorganization and to the extent appropriate to Plan context, references herein to Alcan Aluminum Corporation, the Ohio corporation, which predate July 31, 2003, including references to Alcan Aluminum Corporation as the Plan's sponsor and references in the Foreword, signature block and Appendix A, shall be deemed to refer to Alcan Corporation, the Texas corporation, on and after July 31, 2003, whether or not such a reference is otherwise specifically mentioned."

      3. The name of the Plan is hereby changed from "Alcan Aluminum Corporation Hourly Employees' Savings Plan" to "Alcancorp Hourly Employees' Savings Plan." To the extent appropriate to Plan context, references to "Alcan Aluminum Corporation Hourly Employees' Savings Plan" throughout the Plan, including the cover page, headers and Appendix A, shall be deemed to refer to "Alcancorp Hourly Employees' Savings Plan." Additionally, the Plan is hereby amended by the deletion of Section 1.33 in its entirety and the substitution in lieu thereof of a new Section 1.33 to read as follows:

"1.33 "Plan" means the Alcancorp Hourly Employees' Savings Plan, as herein set forth or as it may be amended from time to time; such term will also include the Plan as it was established on October 28, 1987 and any later amendments thereto."

            IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 4 to be executed by its duly authorized officer this _______day of July, 2003.

                                                  ALCAN ALUMINUM CORPORATION

                                                  By:___________________________

                                                  Title:________________________

                                       3